EXHIBIT 10.3

PARTICIPATION AGREEMENT

dated as of June 30, 2003

among

MANDALAY RESORT GROUP,
MANDALAY CORP.,
RAMPARTS, INC.,
NEW CASTLE CORP., AND
CIRCUS CIRCUS CASINOS, INC.,
as Lessees,

MANDALAY RESORT GROUP AND ITS
SUBSIDIARIES LISTED ON SCHEDULE I,
as Guarantors,

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
 not in its individual capacity, but solely as Lessor and Trustee,

THE PERSONS LISTED ON SCHEDULE III,
as Lenders,

and

WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION,
as Collateral Agent

BANC OF AMERICA LEASING & CAPITAL, LLC,
as Arranger

THE CIT GROUP/EQUIPMENT FINANCING, INC.
as Documentation Agent

BANK OF SCOTLAND,
as Syndication Agent

Appendix 1	—	Definitions and Interpretation

Schedules

Schedule I	List of Guarantors
Schedule II	[Intentionally Omitted]
Schedule III	Lenders’ Commitments and Commitment Percentages
Schedule IV	Addresses for Payments and Other Communications
Schedule V	General Description of Categories of Equipment
Schedule VI	Filings and Recordings
Schedule VII	Amortization Schedule
Schedule VIII	Disclosure Schedule

Exhibits

Exhibit A-1	Form of Assignment and Acceptance (Tranche A Notes)
Exhibit A-2	Form of Assignment and Acceptance (Tranche B Notes)
Exhibit B	Form of Bill of Sale
Exhibit B-2	Form of Equipment Delivery Date Bill of Sale
Exhibit C	Form of Notice of Delivery
Exhibit C-1	Form of Notice of Equipment Delivery Date
Exhibit D-1	Form of Opinion of Wolf, Block, Schorr and Solis-Cohen LLP, special counsel to Lease Obligors
Exhibit D-2	Form of Opinion of Jones Vargas, special Nevada counsel to Lease Obligors
Exhibit D-3	Form of Opinion of Ray, Quinney & Nebeker, special counsel to Trustee

Participation Agreement

This Participation Agreement (this “Agreement”), dated as of June 30, 2003, is entered into by and among Mandalay Resort Group, a Nevada corporation, Mandalay Corp., a Nevada corporation, Ramparts, Inc., a Nevada corporation, New Castle Corp., a Nevada corporation, and Circus Circus Casinos, Inc., a Nevada corporation(each, a “Lessee” and collectively, “Lessees”); Mandalay Resort Group, a Nevada corporation, and each of its Subsidiaries listed on Schedule I hereto, as Guarantors; Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity, but solely  as Lessor and Trustee (“Trustee”); the Persons listed on Schedule III hereto, as Lenders; and Wells Fargo Bank Nevada, National Association, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Collateral Agent.

W i t n e s s e t h:

Whereas, concurrently with the execution and delivery of this Agreement, Banc of America Leasing & Capital, LLC, as Trust Beneficiary, Trustee and Collateral Agent, have entered into the Trust Agreement pursuant to which Trustee agrees, among other things, (a) to hold the Trust Estate for the benefit of the Trust Beneficiary and the Collateral Agent on the terms specified in the Trust Agreement and (b) subject to the terms and conditions hereof, to cause the Trust to purchase the Equipment from each applicable Seller and concurrently lease such Equipment to the applicable Lessees;

Whereas, pursuant to the terms of the Trust Agreement, Trustee is authorized and directed by the Trust Beneficiary (a) to accept delivery of each Bill of Sale evidencing the purchase of each item of Equipment by the Trust and (b) to execute and deliver the Lease (including the Master Lease and all applicable Lease Supplements) relating to the Equipment, pursuant to which Trustee agrees to lease to the applicable Lessees, and the applicable Lessees agree to lease from Trustee, the applicable Equipment to be delivered on each Advance Date;

Whereas, concurrently with the execution and delivery of this Agreement, Trustee has entered into the Loan Agreement with the Collateral Agent and the Lenders pursuant to which Trustee in its capacity as Borrower agrees, among other things, to issue the Notes to the Lenders as evidence of Trustee’s indebtedness;

Whereas, the proceeds of the Loans will be applied to effect the purchase of the Equipment by the Trust contemplated hereby; and

Whereas, to secure the repayment of the Lenders’ respective Loans, Collateral Agent, on behalf of the Lenders, will have the benefit of a Lien on the Equipment, the other Collateral and the Trust Estate.

Whereas, Lessees’ obligations under the Operative Documents will be guaranteed pursuant to the terms of the Guaranty;

Now, Therefore, in consideration of the mutual terms and conditions herein contained, the parties hereto agree as follows:

Article I

Definitions

Unless the context shall otherwise require, capitalized terms used but not defined herein (including those used in the foregoing recitals) shall have the meanings specified in Appendix 1 hereto for all purposes hereof; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Agreement.

Article II

Conditions; Acquisition and Lease; General Provisions

Section 2.1.                           Effectiveness of Agreement; Closing Conditions.  This Agreement shall become effective upon the happening of each of the conditions set forth in this Section 2.1 (the “Closing Date”) it being agreed upon by the parties hereto that the obligation of Trustee and each Lender to perform their respective obligations on the Closing Date shall be subject to the fulfillment to the satisfaction of, or the waiver in writing by, Trustee, Collateral Agent and each Lender of the conditions precedent set forth in this Section 2.1 (except that the obligation of any party hereto shall not be subject to such party’s own performance or compliance).  The closing of the transactions contemplated hereby (the “Closing”) shall take place beginning at 11:00 a.m., Chicago time, on the Closing Date at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois  60603, or at such other place or time as the parties hereto shall agree.

(a)                                  Authorization, Execution and Delivery of the Operative Documents; No Default.  Each of the Operative Documents shall have been duly authorized, executed and delivered by each of the respective parties thereto, and shall be in full force and effect.  No Default or Event of Default shall exist under any of the Operative Documents to which any Lease Obligor is a party (either before or after giving effect to the transactions contemplated by the Operative Documents).

(b)                                 Formation and Authorization Documents and Certificates of Good Standing.  Collateral Agent shall have received (with a copy for each Lender) from each Lease Obligor:

(i)                                     certificates of existence and good standing issued by the Secretary of State of the State of Nevada each dated within thirty (30) Business Days of the Closing Date;

(ii)                                  copies of the respective articles of incorporation and by-laws certified to be true and correct by a Responsible Official of each Lease Obligor; and

(iii)                               certificates of a Responsible Official of each Lease Obligor certifying (A) as to the resolutions of the Board of Directors duly authorizing the execution, delivery and performance by such Lease Obligor, of each Operative Document to which it is or will be a party, (B) as to the incumbency and signature of persons authorized to execute and deliver such documents and agreements on behalf of such Lease Obligor, (C) as to the accuracy of all representations and warranties made by such Lease Obligor in all applicable Operative Documents and the absence of Defaults and Events of Default and (D) that no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of such Lease Obligor, threatened against any Lease Obligor which is reasonably likely to have a Material Adverse Effect.

(c)                                  Accuracy of Lease Obligor Representations and Warranties.  Each of the representations and warranties of the Lease Obligors contained herein and in each of the other Operative Documents shall be true and correct on and as of such date in all material respects.

(d)                                 No Material Adverse Effect.  Since January 31, 2003, there shall not have occurred any Material Adverse Effect.

(e)                                  Opinions of Counsel.  Trustee, Collateral Agent and each Lender shall have received the legal opinions set forth below, each dated as of the Closing Date and addressed to each of them:

(i)                                     from Wolf, Block, Schorr and Solis-Cohen LLP, special counsel to the Lease Obligors, as to the matters set forth in the form of Exhibit D-1;

(ii)                                  from Jones Vargas, special Nevada counsel to the Lease Obligors, as to the matters set forth in the form of Exhibit D-2; and

(iii)                               from Ray, Quinney & Nebeker, special counsel to Trustee, as to the matters set forth in the form of Exhibit D-3.

(f)                                    Financial Statements.  Collateral Agent shall have received (with copies for each Lender) copies of the audited consolidated financial statements of Mandalay and its Subsidiaries for the Fiscal Year ended January 31, 2003, together with a statement or certificate from the controller, chief accounting officer, treasurer or chief financial officer of Mandalay to the effect that (i) such financial statements are true, complete and correct, (ii) the financial condition of Mandalay and its Subsidiaries has not materially adversely changed since the date of such financial statements and (iii) no other event affecting Mandalay and its Subsidiaries shall have occurred since the date of such financial statements which could reasonably be expected to have a Material Adverse Effect.

(g)                                 Taxes.  All Taxes due and payable by each Lease Obligor on or prior to the Closing Date in connection with the execution, delivery, recording and filing of any of the Operative Documents or in connection with the consummation of any of the transactions contemplated hereby or by any of the other Operative Documents shall have been paid in full.

(h)                                 Appraisal.  Not less than three (3) days prior to the Closing Date, Trustee, Collateral Agent and each Lender shall have received an appraisal (the “Appraisal”) prepared by the Appraiser in form and substance satisfactory to each of the Lenders which shall establish (by the use of appraisal methods satisfactory to the Lenders) the Fair Market Value of the Equipment as of the Closing Date and the last day of the Lease Term.

(i)                                     Searches.  Collateral Agent and each Lender shall have received reports (each, a “Search”) as of a date no more than ten (10) days prior to the Closing Date, in each case prepared by a search company reasonably satisfactory to the Lenders, of judgment liens, tax liens, UCC filings and other encumbrances of record with respect to the Lease Obligors and the Equipment with the applicable filing offices in the State of Nevada, and such reports shall show no Liens other than Permitted Liens.

(j)                                     Governmental Approvals, Permits, Consents, etc.  Collateral Agent shall have received copies of all material permits, approvals or consents by all Governmental Agencies (if any) required for or in connection with the use and operation of the Equipment and the transactions provided for in this Agreement as of the Closing Date.

(k)                                  Litigation.  No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Agency shall, and no action or proceeding shall be pending or threatened which in the reasonable judgment of the Lenders would or might, enjoin, prohibit, limit or restrain the Closing or the making of any Loan.

(l)                                     Satisfactory Legal Form.  All documents executed or submitted pursuant hereto by or on behalf of any Lease Obligor shall be satisfactory in form and substance to each Lender and its counsel; the Lenders and their counsel shall have received all information, approvals, opinions, documents or instruments as the Lenders or their respective counsel may reasonably request.

(m)                               Further Assurances, etc.  Collateral Agent shall have received such other and further instruments, duly executed, acknowledged (if appropriate) and delivered, as the Lenders reasonably shall have requested in connection with the Closing and the Operative Documents.

(n)                                 Transaction Costs.  Lessees shall have paid all Transaction Costs invoiced three Business Days prior to the Closing Date to the parties to whom such Transaction Costs are payable.  Such payment shall be made by wire transfer of immediately available funds.

(o)                                 Payment of Fees.  Trustee, Collateral Agent, Arranger and each Lender shall have received payment of all fees that are due and payable on the Closing Date pursuant to the Operative Documents and the Fee Letters.

(p)                                 Closing Date.  The Closing Date shall occur on or prior to June 30, 2003, unless the parties to this Agreement hereafter agree in writing to a later Closing Date.

(q)                                 Initial Advance Date.  All of the conditions precedent set forth in Section 2.4(c) for the occurrence of the Initial Advance Date shall have been satisfied.

Section 2.2.                           Sale and Purchase.  Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, Trustee agrees to purchase from each applicable Seller on the applicable Advance Date the items of Equipment of such Seller referred to in the notice given pursuant to Section 2.4(a), the types of which Equipment are generally described in Schedule V hereof and, in connection therewith, Trustee agrees to pay to the applicable Seller the cost for each such item of Equipment; provided, however, that Trustee shall not be obligated to purchase on any Advance Date any item of Equipment that is destroyed, damaged, defective, in unsuitable condition or otherwise unacceptable to the applicable Lessee for lease pursuant to the Lease.  Each Seller shall deliver its respective items of Equipment to Trustee (or its designee) and Trustee (or its designee) shall accept such delivery of the applicable Equipment on the applicable Advance Date.

Section 2.3.                           Participation in Purchase Price.  (a) (i) The first Advance shall occur on the Closing Date (the “Initial Advance Date”).  The second Advance Date shall occur on or prior to December 31, 2003 on the fifteenth (15th) or the last day of any calendar month (unless, with respect to the second Advance Date, if such day is not a Business Day, then the second Advance Date shall occur on the next succeeding Business Day).  On the Initial Advance Date, subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein: (A)  each Tranche A Lender shall make a Tranche A Loan to Trustee in an amount equal to its Commitment Percentage of the Initial Tranche A Advance and (B) each Tranche B Lender shall make a Tranche B Loan to Trustee in an amount equal to its Tranche B Commitment.

(ii)                                  On the second Advance Date, if any, subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, each Tranche A Lender shall make a Tranche A Loan to Trustee in an amount equal to its Commitment Percentage of the principal amount of the Tranche B Loans to be prepaid on such Advance Date pursuant to Section 2A.2(a), and, to the extent there remains unfunded Tranche A Commitments, each Tranche A Lender will fund its Commitment Percentage of the aggregate amount of the requested Advance, but in no event shall any Tranche A Lender’s total funding in respect of the Tranche A Loans exceed its Tranche A Commitment.

(iii)                               The aggregate amount of all Tranche A Commitments and Tranche B Commitments shall not exceed the Total Commitment.  The applicable Lender shall make its Loan (or Loans, as the case may be) to Trustee on each Advance Date to be held and applied by Trustee toward the payment of the Purchase Price for the Equipment as provided in Section 2.4.  Notwithstanding any other provision hereof, no Lender shall be permitted or required to fund any Loan on any Advance Date to the extent that, after giving effect thereto, the aggregate amount advanced would exceed such Lender’s Commitment, or the aggregate original principal amount of all Loans made on such Advance Date would exceed the Total Commitment.  No amounts paid or prepaid with respect to the Loans may be readvanced.

(b)                                 Each amount made available by a Lender pursuant to this Section 2.3 shall be evidenced by one or more Notes issued by Trustee payable to the order of such Lender in a principal amount equal to (i) in the case of any Tranche A Lender, such Lender’s Tranche A Commitment and (ii) in the case of any Tranche B Lender, such Lender’s Tranche B Commitment, and each such Note shall be repayable in accordance with the terms of the Loan Agreement.

Section 2.4.                           Advance Date Procedures.  (a) Not later than 11:00 a.m., Chicago time, on the third (3rd) Business Day preceding each Advance Date, the Agent Lessee shall give Collateral Agent written notice of the proposed Advance Date in the form of Exhibit C (the “Notice of Delivery”).  Collateral Agent shall promptly forward a copy of such Notice of Delivery to Lessor and each Lender.  The Notice of Delivery shall specify in reasonable detail the Equipment to be sold to Trustee, and leased by Lessees, on such Advance Date, the aggregate Purchase Price of such Equipment, and the respective amounts of Tranche A Loans and Tranche B Loans required to be advanced with respect to such Equipment.  Prior to 12:00 p.m., Chicago time, on each Advance Date, and immediately prior to the sale of the Equipment to Trustee and the lease and acceptance of the Equipment by Lessees, the applicable Lenders shall make their Loan(s) to Trustee, in either case, by transferring or delivering the amount requested by Lessees in the Notice of Delivery, in funds immediately available on such Advance Date, to Trustee.

(b)                                 Upon receipt by Trustee on each Advance Date of the full amount of the Purchase Price for the Equipment delivered on such Advance Date, Trustee shall, subject to the conditions set forth in Section 2.4(c), pay to the applicable Sellers from the funds then held by Trustee, in immediately available funds, an amount equal to the Purchase Price for the items of Equipment delivered by such Sellers on such Advance Date, and simultaneously therewith:

(i)                                     Sellers shall deliver (in accordance with Bills of Sale evidencing the purchase and the transfer of) good and marketable legal title in the applicable items of Equipment to Trustee;

(ii)                                  Lessor shall, pursuant to the Lease, lease the Equipment delivered on each Advance Date to Lessees, and Lessees, pursuant to the Lease, shall accept delivery of such items of Equipment under the Lease (such lease, delivery and acceptance of such items of Equipment under the Lease being conclusively evidenced by the execution and delivery by Lessees and Lessor of Lease Supplements to the Lease concerning such Equipment so delivered);

(iii)                               the applicable Lessees shall confirm acceptance of such items of Equipment from such Sellers for all purposes as among Trustee and Lessees, such confirmation to be conclusively evidenced by the execution and delivery by each such Lessee (or its respective authorized representative) of a Lease Supplement; and

(iv)                              with respect to the Initial Advance Date, Trustee shall execute and deliver the Notes to the Lenders.  Each of the Lessees, Lessor, Trustee, Collateral Agent and the Lenders hereby agree to take all actions required to be taken by it pursuant to this Section 2.4(b).

(c)                                  Conditions to Advance.  The obligation of Trustee to make an Advance on each Advance Date and the obligations of the applicable Lenders to make the related fundings of their Loans on such Advance Date are subject to each of the following conditions precedent in addition to those elsewhere in this Section 2.4:

(i)                                     Closing Date Conditions.  Each of the conditions precedent set forth in Section 2.1 shall have been satisfied or waived as of the Closing Date.

(ii)                                  Filings and Recordings.  All fees and Taxes with respect to any recordings, filings or registrations made pursuant to Section 2.4(c)(viii) (including with respect to any and all financing statements) shall have been paid in full, and satisfactory evidence thereof shall have been delivered to Trustee and Collateral Agent, or arrangements for such payment shall have been made to the satisfaction of the Lenders.

(iii)                               Insurance.  Collateral Agent (for the benefit of the Creditors) shall have received (with copies for Trustee and each Lender) evidence of each of the insurance policies required to be maintained pursuant to the Lease, setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage, accompanied by affidavits, certificates, paid bills or other documents evidencing that all premium payments are current.

(iv)                              Bills of Sale.  Collateral Agent shall have received (with a copy for each Lender) a fully executed bill of sale (each, a “Bill of Sale”) from each Seller to Trustee substantially in the form of Exhibit B with respect to the items of Equipment identified in the Notice of Delivery.

(v)                                 Lease Supplements.  Each Lessee shall have delivered to Collateral Agent (with a copy for each Lender) a fully executed Lease Supplement with respect to each item of Equipment to be leased by it.

(vi)                              UCC Termination Statements.  Sellers shall have delivered to Collateral Agent (with a copy for each Lender) fully executed copies of UCC termination statements (Form UCC-3) sufficient to release all Liens (other than Permitted Liens), if any, on the items of Equipment identified in the Notice of Delivery and evidence of such release.

(vii)                           Third Party Approvals.  All third party approvals necessary for the operation and use of the Equipment and for Lessees to perform their respective obligations with respect to the Lease and the other Operative Documents shall have been obtained.

(viii)                        Financing Statements; Supplemental Searches; Consents and Waivers.  Collateral Agent (with a copy for each Lender) shall have received (A) from each Lessee, duly executed UCC financing statements covering all Equipment to be sold to Trustee and leased to such Lessee on the Advance Date, identifying such Lessee as debtor, Trustee as secured party and Collateral Agent as assignee, for the benefit of the Lenders, and such financing statements shall have been filed in each applicable jurisdiction, (B) confirming “on-line” Searches acceptable to the Lenders as to the Lease Obligors, and (C) such releases of liens and termination statements (including UCC termination statements as set forth in Section 2.4(c)(vi), as may be necessary to ensure a first priority perfected security interest in the Equipment which may be deemed “fixtures”.

(ix)                                No Casualty.  No Casualty shall have occurred with respect to any item of Equipment being delivered on the Advance Date.

(x)                                   Representations and Warranties True; Absence of Defaults.  Each of the representations and warranties made by or on behalf of Lease Obligors, the Trustee in its individual capacity and the Collateral Agent in its individual capacity under the Operative Documents shall be true in all material respects on and as of the Advance Date, except that any such representation or warranty which is expressly made only as of an earlier date need be true in all material respects only as of such date, and there shall exist no Default or Event of Default.

(xi)                                No Material Adverse Effect.  Since the Closing Date, there shall not have occurred any Material Adverse Effect.

(xii)                             Litigation.  No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Agency shall, and no action or proceeding shall be pending or threatened which in the reasonable judgment of the Lenders would or could reasonably be expected to, enjoin, prohibit, limit or restrain the making of any Loan.

(xiii)                          Satisfactory Legal Form.  All documents executed or submitted as of the Advance Date by or on behalf of any Lease Obligor shall be satisfactory in form and substance to the Lenders and their counsel.  The Lenders and their counsel shall have received all information, approvals, opinions, documents or instruments as the Lenders or their respective counsel may reasonably request.

(xiv)                         Further Assurances, etc.  Collateral Agent shall have received such other and further instruments, duly executed, acknowledged (if appropriate) and delivered, as the Lenders reasonably shall have requested in connection with the Advance and the Operative Documents.

(xv)                            Transaction Costs.  Lessees shall have paid all Transaction Costs invoiced two (2) Business Days prior to the Advance Date to the parties to whom such Transaction Costs are payable (to the extent that such Transaction Costs were not previously paid pursuant to Section 2.1(n)).  Such payment shall be made by wire transfer of immediately available funds.

(xvi)                         Appraisal.  With respect to the second Advance Date, not less than fifteen (15) days prior to the second Advance Date, Trustee, Collateral Agent and each Lender shall have received an appraisal prepared by the Appraiser in form and substance satisfactory to each of the Lenders which shall establish (by the use of appraisal methods satisfactory to the Lenders) the Fair Market Value of the Equipment to be subjected to the Lease on the second Advance Date and the expected Fair Market Value of such Equipment on last day of the Lease Term.

(xvii)                      Equipment Type.  The type of Equipment to be subjected to the Lease on such Advance Date shall be of a type acceptable to each Lender in its sole discretion.

(xviii)                   Tranche B Prepayment.  With respect to the second Advance Date, the Tranche B Lenders that have elected to be prepaid pursuant to Section 2A.3 shall have been prepaid by the Lessees.

(xix)                           Amendments or Consents to Mandalay Loan Agreements.  With respect to the second Advance Date, the Mandalay Loan Agreements shall have been amended, or all required consents thereto shall have been obtained, as is necessary to permit the second Advance Date.

(xx)                              Searches.  Collateral Agent shall have received reports (each, a “Search”) as of a date no more than ten (10) days prior to the Advance Date, in each case prepared by a search company reasonably satisfactory to the Lenders, of judgment liens, tax liens, UCC filings and other encumbrances of record with respect to the Lease Obligors and the Equipment to be subjected to the Lease on the second Advance Date with the applicable filing offices in the State of Nevada, and such reports shall show no Liens other than Permitted Liens.

(xxi)                           Authorization, Execution and Delivery of Operative Documents.  Each of the Operative Documents to be entered into on such Advance Date shall have been duly authorized, executed and delivered by each of the respective parties thereto, and shall be in full force and effect.

Section 2.5.                           Instructions to Trustee; Satisfaction of Conditions.  (a)  Each Lender agrees that its authorization to Trustee to release to the Sellers the proceeds of its Loan(s) shall constitute such Lender’s agreement, without further act, notice or confirmation, that all conditions to the Advance set forth in Section 2.4 or 2A.3, as the case may be, were either met to the satisfaction of such Lender or, if not so met, were waived by it.

Section 2.6.                           Postponement of Advance Date.  (a) The scheduled Advance Date specified in any Notice of Delivery (or subsequently specified in a notice of postponement pursuant to this Section 2.6) may be postponed for any reason (but to no later than December 31, 2003, unless the parties to this Agreement hereafter agree in writing to a later Advance Date) if the Agent Lessee gives Trustee, Collateral Agent and the Lenders facsimile or telephonic (confirmed in writing) notice of the postponement and notice of the date to which the Advance Date has been postponed, the notice of postponement to be received by each party no later than 10:00 a.m., Nevada time, on the scheduled Advance Date specified in the Notice of Delivery (or subsequently specified in a notice of postponement pursuant to this Section 2.6), and the term “Advance Date” as used in this Agreement shall mean the postponed “Advance Date”.

(b)                                 In the event of any postponement of a scheduled Advance Date pursuant to this Section 2.6 (any such scheduled Advance Date being referred to as a “Scheduled Advance Date” for the purposes of this Section 2.6), (i) Lessees, jointly and severally, will reimburse the Lenders for Break Costs and for the loss of the use of their funds deposited with Trustee pursuant to Section 2.4(a) occasioned by such postponement or failure to accept by paying to the Lenders, on demand, interest at the Base Rate for the period from and including such Scheduled Advance Date to but excluding the earlier of the date upon which such funds are returned (unless such funds are returned after 9:00 a.m., Chicago time, in which case such date of return shall be included) or the actual date of delivery, and (ii) Trustee will return not later than 9:00 a.m., Chicago time, on the first Business Day following such Scheduled Advance Date, any funds which it shall have received from the Lenders as their respective Commitments, absent instruction from the Agent Lessee, the Lenders to retain such funds until the specified date of postponement established under Section 2.6(a).

(c)                                  Trustee agrees that, in the event it has received telephonic notice (to be confirmed promptly in writing) from the Agent Lessee on a Scheduled Advance Date that such Scheduled Advance Date is to be postponed, it will if instructed in the aforementioned notice from the Agent Lessee (which notice shall specify the securities to be purchased) use reasonable commercial efforts to invest, at the risk of the Agent Lessee (except as provided below with respect to Trustee’s gross negligence or willful misconduct or a failure to account for money in its possession), the funds received by it from the Lenders with respect to their respective Commitments in Permitted Investments in accordance with the Agent Lessee’s instructions.  Any such Permitted Investments purchased by Trustee upon instructions from the Agent Lessee shall be held in trust by Trustee for the benefit of the Lenders, respectively, whose funds are invested in Permitted Investments upon instructions from the Agent Lessee and any net profits on the investment of such funds (including interest), if any, shall be for the account of and shall on the Advance Date, or on the date such funds are returned to the Lenders, be paid over to, the Agent Lessee.  Lessees shall pay to Trustee on the Advance Date (if such Equipment is delivered and accepted pursuant hereto) the amount of any net loss on the investment of such funds invested at the instruction of the Agent Lessee.  If the funds furnished by the Lenders with respect to such Equipment are required to be returned to the Lenders, Lessees shall, on the date on which such funds are so required to be returned, reimburse Trustee, for the benefit of the Lenders, for any net losses incurred on such investments regardless of the cause of, or responsibility for, such loss other than a loss resulting from Trustee’s own willful misconduct or gross negligence.  Trustee shall not be liable for failure to invest such funds or for any losses incurred on such investments except for its own willful misconduct or gross negligence.  In order to obtain funds for the payment of the Purchase Price for the Equipment or to return funds furnished by the Lenders to Trustee for the benefit of the Lenders with respect to the Equipment, Trustee is authorized to sell any Permitted Investments purchased as aforesaid with the funds received by it from the Participants in connection with the Equipment.

Section 2.7.                           Obligations Several.  The obligations of the Lenders hereto or elsewhere in the Operative Documents shall be several and not joint; and, except with respect to the Lessees and Guarantors in connection with the Guaranty and the other Operative Documents, no party shall be liable or responsible for the acts or defaults of any other party hereunder or under any other Operative Document.

Section 2.8.                           Amortization Schedule.  Schedule VII (the “Amortization Schedule”) sets forth the mandatory principal payments due on the Loans for each scheduled Payment Date.

Section 2.9.                           No More Than Two Advance Dates.  Notwithstanding anything contained herein to the contrary, there shall be no more than two (2) Advance Dates (including the Initial Advance Date) and such Advance Dates shall occur on or before December 31, 2003.

Section 2A.1.                   Additional Equipment Collateral.  (a) The Lessees may make additional Equipment subject to the Lease upon satisfaction or waiver of the following conditions:

(i)                                     Notice.  Not later than 11:00 a.m., Chicago time, on the tenth (10th) Business Day preceding the date upon which Lessees propose to subject additional Equipment to the Lease pursuant to this Section 2A.1 (the “Equipment Delivery Date”), the Agent Lessee shall give Collateral Agent (with a copy for each Lender) written notice of the proposed Equipment Delivery Date in the form of Exhibit C-1 (the “Notice of Equipment Delivery Date”).  Collateral Agent shall promptly forward a copy of such Notice of Equipment Delivery Date to Lessor and each Lender.  The Notice of Equipment Delivery Date shall specify in reasonable detail the Equipment proposed to be subjected to the Lease on such Equipment Delivery Date.

(ii)                                  Appraisal.  Not less than fifteen (15) Business Days prior to the Equipment Delivery Date, Trustee, Collateral Agent and each Lender shall have received an appraisal prepared by the Appraiser in form and substance satisfactory to each of the Lenders which shall establish (by the use of appraisal methods satisfactory to each Lender) the Fair Market Value of the Equipment proposed to be subjected to the Lease as of the Equipment Delivery Date and the expected Fair Market Value of such Equipment on the last day of the Lease Term.

(iii)                               Notice of Tranche B Lender Consents.  At least 3 Business Days prior to any Equipment Delivery Date, the Collateral Agent shall have provided Lessee Agent with notice as to whether all or less than all of the Tranche B Lenders have approved the type of Equipment proposed to be subjected to the Lease on the Equipment Delivery Date.

(iv)                              Filings and Recordings.  All fees and Taxes with respect to any recordings, filings or registrations made pursuant to Section 2A.1(x) (including with respect to any and all financing statements) shall have been paid in full, and satisfactory evidence thereof shall have been delivered to Trustee and Collateral Agent, or arrangements for such payment shall have been made to the satisfaction of the Lenders.

(v)                                 Insurance.  Collateral Agent shall have received (with copies for Trustee and each Lender) evidence of each of the insurance policies required to be maintained pursuant to the Lease, setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage, accompanied by affidavits, certificates, paid bills or other documents evidencing that all premium payments are current.

(vi)                              Bills of Sale.  Collateral Agent shall have received (with a copy for each Lender) a fully executed bill of sale (each, an “Equipment Delivery Date Bill of Sale”) from each Seller to Trustee substantially in the form of Exhibit B-2 with respect to the items of Equipment identified in the Notice of Equipment Delivery Date.

(vii)                           Lease Supplements.  The Lessees shall have delivered to Collateral Agent (with a copy for each Lender) a fully executed Lease Supplement with respect to each item of Equipment to be leased by it.

(viii)                        UCC Termination Statements.  Sellers shall have delivered to Collateral Agent fully executed copies of UCC termination statements (Form UCC-3) sufficient to release all Liens (other than Permitted Liens), if any, on the items of Equipment identified in the Notice of Equipment Delivery Date and evidence of such release.

(ix)                                Third Party Approvals.  All third party approvals necessary for the operation and use of the Equipment and for Lessees to perform their respective obligations with respect to the Lease and the other Operative Documents shall have been obtained.

(x)                                   Financing Statements; Supplemental Searches; Consents and Waivers.  Collateral Agent (with a copy to each Lender) shall have received (A) from each Lessee, duly executed UCC financing statements covering all Equipment to be subjected to the Lease on the Equipment Delivery Date, identifying each such Lessee as debtor, Trustee as secured party and Collateral Agent as assignee, for the benefit of the Lenders, and such financing statements shall have been filed in each applicable jurisdiction, (B) confirming “on-line” Searches acceptable to the Lenders as to the Lease Obligors, and (C) such releases of liens and termination statements (including UCC termination statements as set forth in Section 2A.1(viii)), as may be necessary to ensure a first priority perfected security interest in the Equipment which may be deemed “fixtures”.

(xi)                                No Casualty.  No Casualty shall have occurred with respect to any item of Equipment being delivered on the Equipment Delivery Date.

(xii)                             Representations and Warranties True; Absence of Defaults.  Each of the representations and warranties made by or on behalf of Lease Obligors, the Trustee in its individual capacity and the Collateral Agent in its individual capacity under the Operative Documents shall be true in all material respects on and as of the Equipment Delivery Date, except that any such representation or warranty which is expressly made only as of an earlier date need be true in all material respects only as of such date, and there shall exist no Default or Event of Default.

(xiii)                          No Material Adverse Effect.  Since the Closing Date, there shall not have occurred any Material Adverse Effect.

(xiv)                         Litigation.  No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Agency shall, and no action or proceeding shall be pending or threatened which in the reasonable judgment of the Lenders would or could reasonably be expected to, enjoin, prohibit, limit or restrain the subjecting of the Equipment to the Lease on such Equipment Delivery Date.

(xv)                            Satisfactory Legal Form.  All documents executed or submitted as of the Equipment Delivery Date by or on behalf of any Lease Obligor shall be satisfactory in form and substance to each Lender and its counsel.  The Lenders and their counsel shall have received all information, approvals, opinions, documents or instruments as the Lenders or their respective Counsel may reasonably request.

(xvi)                         Further Assurances, etc.  Collateral Agent shall have received such other and further instruments, duly executed, acknowledged (if appropriate) and delivered, as the Lenders reasonably shall have requested in connection with such Equipment Delivery Date and the Operative Documents.

(xvii)                      Transaction Costs.  Lessees shall have paid all Transaction Costs invoiced two (2) Business Days prior to the Equipment Delivery Date to the parties to whom such Transaction Costs are payable (to the extent that such Transaction Costs were not previously paid pursuant to Section 2.1(n) or Section 2.4(c)(xv).  Such payment shall be made by wire transfer of immediately available funds.

(b)                                 Upon satisfaction of such conditions:

(i)                                     Sellers shall deliver (in accordance with Equipment Delivery Date Bills of Sale evidencing the transfer of) good and marketable legal title in the applicable items of Equipment to Trustee.

(ii)                                  Lessor shall, pursuant to the Lease, lease the Equipment delivered on such Equipment Delivery Date to Lessees, and Lessees, pursuant to the Lease, shall accept delivery of such items of Equipment under the Lease (such lease, delivery and acceptance of such items of Equipment under the Lease being conclusively evidenced by the execution and delivery by Lessees and Lessor of Lease Supplements to the Lease concerning such Equipment so delivered).

(iii)                               the applicable Lessees shall confirm acceptance of such items of Equipment from such Sellers for all purposes as among Trustee and Lessees, such confirmation to be conclusively evidenced by the execution and delivery by each such Lessee (or its respective authorized representative) of a Lease Supplement.

(c)                                  In the event that less than all of the Tranche B Lenders have approved the type of Equipment pursuant to Section 2A.1(a)(iii), then on such Equipment Delivery Date, in the event that the Lessee consummates such Equipment Delivery Date, the Lessee shall pay to each Tranche B Lender such Tranche B Lenders’ Commitment Percentage of the Tranche B Rent Prepayment.

Section 2A.2.                   Tranche B Rent Prepayment.  If (a) the Equipment subject to the Lease after giving effect to a proposed second Advance Date (including the Equipment delivered on the Initial Advance Date, any Equipment delivered pursuant to Section 2A.1 and the Equipment to be delivered on the second Advance Date) would, in the aggregate, have, or (b) all of the Equipment subject to the Lease on December 31, 2003 (unless the second Advance Date has occurred) does have, in either such case, an expected Fair Market Value (as shown in the Appraisal delivered in connection with the Initial Advance Date, the appraisal delivered in connection with the second Advance Date and any appraisal delivered pursuant to Section 2A.1) at the end of the Lease Term less than 85% of the principal amount of the outstanding Tranche B Loans at such time, the Lessee shall pay as prepaid Rent to each Tranche B Lender such Tranche B Lender’s Commitment Percentage of the Tranche B Rent Prepayment on the second Advance Date or December 31, 2003, as the case may be.

Section 2A.3.                   Tranche A Refinancing of Tranche B Loans.  (a) In connection with a Tranche B Rent Prepayment pursuant to Section 2A.1(c) or Section 2A.2, and subject to Section 2A.3(b), the Tranche A Lenders shall fund additional Tranche A Loans in a principal amount equal to the principal amount of the Tranche B Loans that are to be prepaid, if any; provided that such additional Tranche A Loans (when aggregated with all other Tranche A Loans) shall in no event exceed the Tranche A Commitments and in no event shall the outstanding Tranche A Loans and Tranche B Loans, immediately subsequent to such funding, collectively, exceed the Fair Market Value (as such Fair Market is shown in the Appraisal, an appraisal delivered in connection with a second Advance Date and an appraisal delivered pursuant to Section 2A.1) of the Leased Property.  The Lessee Agent shall request a funding pursuant to this Section 2A.3 at least five (5) days prior to such proposed funding.

(b)                                 The obligation of the Tranche A Lenders to make the fundings provided for in this Section 2A.3 are subject to each of the following conditions precedent:

(i)                                     Third Party Approvals.  All third party approvals necessary for the operation and use of the Equipment and for Lessees to perform their respective obligations with respect to the Lease and the other Operative Documents shall have been obtained.

(ii)                                  Representations and Warranties True; Absence of Defaults.  Each of the representations and warranties made by or on behalf of Lease Obligors, the Trustee in its individual capacity and the Collateral Agent in its individual capacity under the Operative Documents shall be true in all material respects on and as of the date of such funding except that any such representation or warranty which is expressly made only as of an earlier date need be true in all material respects only as of such date, and there shall exist no Default or Event of Default.

(iii)                               No Material Adverse Effect.  Since the Closing Date, there shall not have occurred any Material Adverse Effect.

(iv)                              Litigation.  No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Agency shall, and no action or proceeding shall be pending or threatened which in the reasonable judgment of Lenders would or could reasonably be expected to, enjoin, prohibit, limit or restrain the making of any Loan.

(v)                                 Satisfactory Legal Form.  All documents executed or submitted as of the date of such funding by or on behalf of any Lease Obligor shall be satisfactory in form and substance to each Lender and its counsel.

(vi)                              Further Assurances, etc.  Collateral Agent shall have received such other and further instruments, duly executed, acknowledged (if appropriate) and delivered, as the Lenders reasonably shall have requested in connection with such funding and the Operative Documents.

(vii)                           Transaction Costs.  Lessees shall have paid all Transaction Costs invoiced two (2) Business Days prior to such Funding to the parties to whom such Transaction Costs are payable (to the extent that such Transaction Costs were not previously paid pursuant to Section 2.1(n), Section 2.4(c)(xv) or Section 2A.1(a)(xvii)).  Such payment shall be made by wire transfer of immediately available funds.

(viii)                        Tranche B Prepayment.  The Tranche B Lenders shall have been prepaid pursuant to Section 2A.1(c) or Section 2A.2.

Article III

Interest; Fees; Termination and Reduction of Commitments

Section 3.1.                           [Reserved].

Section 3.2.                           Interest on Loans.  Each Loan shall accrue Interest computed and payable in accordance with the terms of the Loan Agreement.  Lessees hereby consent to the compounding of Interest to the extent provided in the Operative Documents.

Section 3.3.                           Payments and Prepayments of Loans and Other Amounts.  (a) Notwithstanding anything to the contrary stated herein or in the other Operative Documents, Lessor hereby directs Lessees to pay to Collateral Agent all Rent and any other amount that is due from time to time under the Operative Documents (other than any Excluded Amount, which Lessor hereby directs Lessees to make directly to the applicable Person entitled thereto).

(b)                                 In the event that Lessees pay the Lease Balance to Collateral Agent in connection with Lessees’ purchase of the Equipment in accordance with Section 15.1, 16.2(e), 18.1, 18.2 or Article XIX of the Lease, Collateral Agent, on behalf of Lessor, will prepay the entire outstanding principal amount of the Loans and any other fees and expenses due and payable from the Lease Balance so received.  Each of the Lenders hereby acknowledges that its Loans may be so prepaid without any prepayment premium (other than Break Costs, if any).

Section 3.4.                           Fees.  Lessees agree, jointly and severally, to pay the fees set forth in this Section 3.4 (collectively, the “Fees”), as follows:

(a)                                  To Collateral Agent on the Closing Date, an upfront fee (“Upfront Fee”) for the benefit of each Lender, if applicable, pursuant to and in an amount set forth in the applicable Upfront Fee Letter.

(b)                                 To the Collateral Agent for the benefit of each Tranche A Lender, a commitment fee (“Commitment Fee”) in an amount equal to the product of .25% per annum multiplied by the unused portion of such Tranche A Lender’s Commitment during the preceding three-month period; provided that the Commitment Fee shall be calculated on the basis of the actual number of days that the unused portion of each Tranche A Lender’s Tranche A Commitment is available during such preceding three-month period.

(c)                                  To pay (i) to the Bank, for its own account, the fees set forth in the Trustee Fee Letter, payable in the amounts and on the dates set forth therein, (ii) to Collateral Agent, for its own account, the fees set forth in the Collateral Agent Fee Letter, payable in the amounts and on the dates set forth therein and (iii) to the Arranger, the Arrangement Fee.

The Collateral Agent shall provide to the Lessees from time to time not less than six (6) Business Days prior to the due date(s) for each Commitment Fee, a written statement of the amount of the Commitment Fee then due, the due date therefor and the calculation thereof; provided, however, that Collateral Agent’s failure to give such notice shall not relieve Lessee of its obligation to timely pay all Commitment Fees.  The Commitment Fee shall be payable quarterly in arrears (on a date which is otherwise a Payment Date) with the first payment due September 30, 2003, and shall be computed on the basis of the actual number of days occurring during each calendar quarter, or portion thereof, ending on the last day of the calendar quarter immediately preceding such Payment Date (with the initial period for the Commitment Fee being the period from and including the Closing Date to and including the last day of the calendar quarter in which the Closing Date occurs), and thereafter, during each calendar quarter, or portion thereof, ending on the last day of the calendar quarter immediately preceding such Payment Date, for which such Commitment Fee is payable over a year of 365 or if applicable 366 days, and shall be distributed by the Collateral Agent to the Tranche A Lenders in accordance with their respective interests therein.

Section 3.5.                           Highest Lawful Rate.  It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of (x) Lessees to Trustee, as Lessor, and to the Lenders under this Agreement and the Lease, (y) Trustee to the Lenders under the Loan Agreement and the Notes and (z) any Lessee, Lessor or Trustee or any other party under any other Operative Documents, shall be subject to the limitation that payments of interest or of other amounts constituting interest under applicable law shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate (as defined below), or otherwise contrary to provisions of law applicable to the recipient limiting rates of interest which may be contracted for, charged, received, taken or reserved by the recipient.  Accordingly, if the transactions or the amount contracted for, charged, received, taken or reserved for the use, forbearance or detention of money under this Participation Agreement, the Lease, the Trust Agreement, the Loan Agreement, the Notes or any other Operative Document would exceed the Highest Lawful Rate or otherwise be usurious under Applicable Law (including the federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the recipient of any such amount, whether due to acceleration of maturity of the Lease Balance, the optional or mandatory purchase of the Equipment or otherwise, then, in that event, notwithstanding anything to the contrary in this Participation Agreement, the Lease, the Trust Agreement, the Loan Agreement, the Notes or any other Operative Document, it is agreed as follows as to the recipient of any such amount:

(a)                                  the provisions of this Section 3.5 shall govern and control over any other provision in this Participation Agreement, the Lease, the Trust Agreement, the Loan Agreement, the Notes and any other Operative Document and each provision set forth therein is hereby so limited;

(b)                                 the aggregate of all consideration which constitutes interest under Applicable Law that is contracted for, charged, received, taken or reserved under this Participation Agreement, the Lease, the Trust Agreement, the Loan Agreement, the Notes or any other Operative Document shall under no circumstances exceed the maximum amount of interest allowed by Applicable Law (such maximum lawful interest rate, if any, with respect to such recipient herein called the “Highest Lawful Rate”), and all amounts owed under this Participation Agreement, the Lease, the Trust Agreement, the Loan Agreement, the Notes and any other Operative Document shall be held subject to reduction and (i) the amount of interest which would otherwise be payable to the recipient hereunder and under the Lease, the Trust Agreement, the Loan Agreement, the Notes and any other Operative Documents, shall be automatically reduced to the amount allowed under Applicable Law and (ii) any interest paid in excess of the Highest Lawful Rate shall be credited on the Lease Balance (or if the Lease Balance has been, or would thereby be, paid in full, refunded to Lessees);

(c)                                  all sums paid, or agreed to be paid for the use, forbearance and detention of the money under this Participation Agreement, the Lease, the Trust Agreement, the Loan Agreement, the Notes or any other Operative Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the rate or computation of interest on such Indebtedness does not exceed the applicable usury ceiling;

(d)                                 if at any time the interest, together with any other fees, late charges and other sums payable pursuant to or in connection with this Participation Agreement, the Lease, the Trust Agreement, the Loan Agreement, the Notes and any other Operative Document, and deemed interest under Applicable Law exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees, charges and sums to accrue to the recipient of such interest, fees, charges and sums pursuant to the Operative Documents shall be limited, notwithstanding anything to the contrary in the Operative Documents to that amount which would have accrued at the Highest Lawful Rate for the recipient, but any subsequent reductions in the otherwise applicable rate of interest shall not reduce the interest to accrue pursuant to the Operative Documents below the recipient’s Highest Lawful Rate until the total amount of interest payable to the recipient (including all consideration which constitutes interest) equals the amount of interest which would have been payable to the recipient (including all consideration which constitutes interest) but for the effect of this Section 3.5; and

(e)                                  the right to accelerate the maturity of the Lease Balance or to require the purchase of the Equipment does not include the right to accelerate any interest (as determined under Applicable Law) which has not otherwise accrued on the date of such acceleration or mandatory purchase.

Section 3.6.                           Termination of Commitments.  Notwithstanding anything in this Agreement to the contrary, the Commitments shall terminate and the Trustee shall not be obligated to make an Advance, and no Lender shall be obligated to make any fundings in respect of any Advance, and no Advance Date may thereafter occur, upon the earlier to occur of (a) 10:00 a.m., Nevada time on the last day of the Commitment Period, (b) a termination of the Lenders’ Commitments pursuant to Section 6.2 of the Loan Agreement or (c) the occurrence of the second Advance Date, if any.

Section 3.7.                           Reduction of Tranche A Commitment.  At any time during the Commitment Period and so long as no Default or Event of Default exists, Lessee may upon not less than thirty (30) days prior written notice to the Collateral Agent, permanently reduce a portion of the Tranche A Commitment; provided that (A) any reduction be in an aggregate amount of $1,000,000 or any greater amount that is an integral multiple of $100,000 and (B) any reduction shall be made pro rata among the Tranche A Lenders based upon the respective amounts of their Commitments.

ARTICLE IV

CERTAIN INTENTIONS OF THE PARTIES

Section 4.1.                           Nature of Transaction.  It is the intention of the parties that:

(a)                                  the Overall Transaction constitutes a capital lease from Trustee to Lessees for purposes of Lessees’ financial reporting treatment under GAAP;

(b)                                 for purposes of federal and all state and local income, transfer, franchise and other taxes, and for purposes of bankruptcy, insolvency, conservatorship and receivership law (including the substantive law upon which bankruptcy, conservatorship and insolvency and receivership proceedings are based), and UCC and state commercial law purposes:

(i)                                     the Overall Transaction constitutes a financing by the Lenders to Lessees and preserves ownership in the Equipment in Lessees;

(ii)                                  the obligations of Lessees to pay the interest component of Basic Rent shall be treated as payments of interest to the Lenders, the interest component of Basic Rent due and payable to Lessor shall equal all Interest due and payable to the Lenders, the obligations of Lessees to pay the principal component of Basic Rent shall be treated as payments of principal to the Lenders, and the payment by Lessees of any other amounts in respect of the Lease Balance shall be treated as payments of principal to the Lenders;

(iii)                               the Lease grants a security interest or Lien, as the case may be, in the Equipment and the other Lessee Collateral in favor of Trustee (which holds title to the Equipment solely as security for the performance of Lessees’ payment and performance of the Obligations); and

(iv)                              the Loan Agreement grants a security interest or Lien, as the case may be, in the Equipment and the other Borrower Collateral from Trustee to Collateral Agent for the benefit of the Collateral Agent and the Lenders to secure Trustee’s performance of all of its obligations under the Operative Documents and Lessees’ payment and performance of the Obligations.

Nevertheless, each Lessee acknowledges and agrees that none of Trustee, Trust Beneficiary, Collateral Agent, Arranger or any Lender has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Documents or any aspect of the Overall Transaction and that each such Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative

Documents and the Overall Transaction as it deems appropriate.  None of Lessor, Trustee, Trust Beneficiary or any of the Lenders will claim any tax benefits of ownership of the Equipment.

(c)                                  Specifically, without limiting the generality of clause (a) and (b) of this Section 4.1, the parties hereto intend and agree that in the event of any insolvency, conservatorship or receivership proceedings or matters or a petition under any Debtor Relief Law affecting any Lessee, any Guarantor, Lessor Trust Beneficiary or any Lender or any collection actions, the transactions evidenced by the Operative Documents (including the Lease) constitute loans made directly to Lessees by the Lenders, in each case as unrelated third party lenders, and that Lessor holds title to the Equipment for the benefit of the Lenders solely as security for the performance of Lessees’ obligations to repay such loans to the Lenders and all other amounts due under any of the Operative Documents.

Section 4.2.                           Amounts Due Under Lease.  Anything else herein or elsewhere in the Operative Documents to the contrary notwithstanding, it is the intention of the Lease Obligors, Lessor and the Lenders that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from Lessees under the Lease shall be equal to the sum of the aggregate payments due and payable as Interest on the Loans on each Payment Date plus the principal amortization, if any, due on such Payment Date; (ii) if Lessees elect the Early Termination Option or become obligated or otherwise elect to purchase the Equipment pursuant to the terms of the Lease, then the Loans, all Interest and Fees thereon, all Transaction Costs and all other obligations of Lessees owing to Lessor and the Lenders shall be paid in full by Lessees; and (iii) upon an Event of Default resulting in an acceleration of Lessees’ obligation to purchase the Equipment under the Lease, the amounts then due and payable by Lessees under the Lease shall include all amounts necessary to pay in full the Lease Balance, plus, to the extent not included in the Lease Balance, all other amounts then due from Lessees to the Lenders under the Operative Documents, subject in any event to the limitations in Section 3.5.

Section 4.3.                           Distribution.  (a) Except as otherwise provided in Section 4.3(g)(ii), each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by Collateral Agent shall be distributed by Collateral Agent to the Lenders, pro rata in accordance with, and for application to, the amount of Interest and principal then due on the Loans, as well as any overdue interest due to each Lender (to the extent permitted by Applicable Laws) (it being understood that any payments of Basic Rent received by the Collateral Agent shall be distributed on the date received in the funds so received if received by the Collateral Agent in immediately available funds by 11:00 a.m., Nevada time).

(b)                                 Except as otherwise provided in Section 4.3(g)(ii), any payment received by Collateral Agent as a result of:

(i)                                     the purchase of all of the Equipment in connection with Lessees’ exercise of their Early Termination Option under Section 18.1 of the Lease,

(ii)                                  Lessees’ compliance with their obligation to purchase (or cause their designees to purchase) the Equipment in accordance with the Lease, or

(iii)                               the payment of the Lease Balance in accordance with Section 15.1 of the Lease,

shall be distributed by Collateral Agent to the Lenders pro rata in accordance with, and for application to, the amount of Interest and principal then due on the Loans, as well as any overdue interest due to each Lender (to the extent permitted by Applicable Laws) to pay in full the Loan Balance of each Lender.

(c)                                  Any payment received by the Collateral Agent as a result of a Tranche B Rent Prepayment pursuant to Section 2A.1(c) or Section 2A.2 shall be distributed by the Collateral Agent to the Tranche B Lenders entitled thereto.

(d)                                 [Reserved].

(e)                                  All payments of Supplemental Rent received by Collateral Agent (excluding any amounts payable pursuant to the preceding provisions of this Section 4.3) shall be distributed promptly (it being understood that any payments of Supplemental Rent received by the Collateral Agent shall be distributed on the date received in the funds so received  if received by the Collateral Agent immediately available funds by 11:00 a.m.,  Nevada time) by Collateral Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

(f)                                    Notwithstanding any other provision of this Section 4.3, any Excluded Amount received at any time by Collateral Agent shall be distributed promptly (it being understood that any payments of Excluded Amounts received by the Collateral Agent shall be distributed on the date received in the funds so received if received by the Collateral Agent in immediately available funds by 11:00 a.m., Nevada time) to the Person entitled to receive such Excluded Amount pursuant to the Operative Documents.

(g)                                 (i) All amounts received by Collateral Agent in connection with (x) any sale of all or any part of the Equipment as a result of an Event of Default or otherwise as a result of an Event of Default or a return of the Equipment pursuant to Section 16.2 of the Lease or (y) any Casualty or Condemnation after the occurrence and during the continuance of an Event of Default shall be distributed by Collateral Agent on  the date received in the funds so received in the following order of priority:

first, so much of such payments or amounts as shall be required to pay the then existing or prior Lenders the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to each such Lender without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

second, on a pro rata basis based on their respective shares of the Total Loan Balance, to the Lenders for application to pay the Total Loan Balance in full; and

third, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Agent Lessee, on behalf of all Lessees.

(ii)                                  During the occurrence and continuance of an Event of Default, all amounts (other than Excluded Amounts) received or realized by Collateral Agent and otherwise distributable pursuant to Sections 4.3(a) and 4.3(b) shall be distributed as provided for in clause (g)(i) above.

(h)                                 (i) Subject to Sections 4.3(h)(ii) and 4.3(h)(iii), any payment received by Collateral Agent for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this Section 4.3 shall be distributed pro rata among the Lenders, without priority of one over the other, in the proportion that the Loan Balance of each bears to the Lease Balance.

(ii)                                  All payments received and amounts realized by Collateral Agent under the Lease or otherwise with respect to the Equipment, or any proceeds thereof, to the extent received or realized at any time after an indefeasible payment in full of the Loan Balances of all of the Lenders and all other amounts due and owing to the Lenders, shall be distributed forthwith by Collateral Agent to, or as directed by, the Agent Lessee, on behalf of all Lessees.

(iii)                               Any payment received by Collateral Agent for which provision as to the application thereof is made in an Operative Document, but not elsewhere in this Section 4.3, shall be distributed forthwith by Collateral Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

(i)                                     Except as otherwise provided in Section 4.3(g)(i)(y), any amounts payable to Collateral Agent as a result of a Casualty or Condemnation pursuant to Section 14.1 of the Lease shall be distributed as follows:  (x) if a Termination Notice shall have been given, all amounts that are to be applied to the purchase price of the Equipment in accordance with Section 15.1(b) of the Lease shall be distributed by Collateral Agent in accordance with Section 4.3(b); and (y) all amounts payable to the applicable Lessee for the restoration or repair of damage caused by such Casualty or Condemnation in accordance with Section 14.1(a) of the Lease shall be distributed to, or as directed by, such Lessee pursuant to the terms and conditions set forth in the Lease.

(j)                                     To the extent any payment made to any Lender is insufficient to pay in full the Loan Balance of such Lender, then each such payment shall first be applied to accrued Interest, and then to principal outstanding in respect of such Loan Balance.

Each Lender hereby acknowledges and agrees that unless an Insolvency Event then exists, any amounts to be distributed by Collateral Agent pursuant to this Section 4.3 shall be distributed in accordance with this Section 4.3 notwithstanding anything contained in Section 2.8 or Section 5 of the Loan Agreement providing that General Electric Capital Corporation shall not be secured by the Gaming Equipment.  The parties hereto specifically acknowledge and agree it is the intent of the parties that unless an Insolvency Event exists, when this Agreement provides for Lenders to receive distributions on a pro rata basis, it means that all Lenders, including General Electric Capital Corporation, will share all distributions pro rata, without priority of one over the other, in the proportion that the Loan Balance of each Lender bears to the Lease Balance even though General Electric Capital Corporation does not have a security interest in the Gaming Equipment.  Notwithstanding anything to the contrary contained in any Operative Document, the parties agree that during the continuance of an Insolvency Event, General Electric Capital Corporation shall have no interest in and shall not share in any proceeds from the Gaming Equipment.

Section 4.4.                           Adjustments.  If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loan, or Interest thereon, or receive any of the collateral in respect thereof (whether voluntarily or involuntarily, by setoff, or otherwise), in an amount greater than the amount to which such Benefited Lender was entitled pursuant to Section 4.3, such Benefited Lender shall return such amount or collateral to Collateral Agent for distribution to the Person(s) entitled thereto in accordance with Section 4.3; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such excess payment or benefits, as applicable, shall be returned to the Benefited Lender, to the extent of such recovery, but without interest.

Article V

Representations and Warranties

Section 5.1.                           Representations and Warranties of the Lease Obligors.  Each Lease Obligor jointly and severally represents and warrants to each of the other parties hereto as follows:

(a)                                  Existence and Qualification; Power; Compliance With Laws.  Each Lease Obligor is a corporation duly formed, validly existing and in good standing under the Applicable Laws of Nevada.  Each Lease Obligor is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect.  Each Lease Obligor has all requisite corporate power and authority to conduct its business, to own and lease its properties and to execute and deliver each Operative Document to which it is a party and to perform its Obligations.  Each Lease Obligor is in compliance with all Applicable Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to so comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

(b)                                 Authority; Compliance With Other Agreements and Instruments and Government Regulations.  The execution, delivery and performance by each Lease Obligor of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action, and do not and will not:

(i)                                     Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such Lease Obligor;

(ii)                                  Violate or conflict with any provision of such Lease Obligor’s charter, articles of incorporation or bylaws, as applicable;

(iii)                               Other than as provided in the Operative Documents, result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any property now owned or leased or hereafter acquired by such Lease Obligor;

(iv)                              Violate any Requirement of Law applicable to such Lease Obligor, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in Schedule VIII; or

(v)                                 Result in a breach by such Lease Obligor of or constitute a default by such Lease Obligor under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Lease Obligor is a party or by which such Lease Obligor or any of its property is bound or affected where such breach, default or acceleration would (A) result in a Material Debt Event or (B) otherwise result in a Material Adverse Effect;

and no Lease Obligor is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in clause (v), in any respect that constitutes a Material Adverse Effect.

(c)                                  No Governmental Approvals Required.  Except as set forth in Schedule VIII or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under Applicable Laws the execution, delivery and performance by the Lease Obligors of the Operative Documents to which they are a party.  All authorizations from, or filings with, any Governmental Agency described in Schedule VIII will be accomplished as of the Closing Date or such other date as is specified in Schedule VIII.

(d)                                 Financial Statements.  Mandalay has furnished to the Lenders the audited consolidated financial statements of Mandalay and its Subsidiaries for the Fiscal Year ended January 31, 2003 and the unaudited consolidated and consolidating financial statements of Mandalay and its Subsidiaries for the Fiscal Quarter ended April 30, 2003.

The financial statements described above fairly present in all material respects the financial condition, results of operations and changes in financial position of Mandalay and its Subsidiaries as of such dates and for such periods, in conformity with GAAP, consistently applied.

(e)                                  No Other Liabilities; No Material Adverse Effect.  As of the Closing Date, Mandalay and its Subsidiaries do not have any material liability or material contingent liability not reflected or disclosed in the financial statements described in subsection (d) above or on Schedule VIII, other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements.  As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since January 31, 2003.

(f)                                    Intangible Assets.  The Lease Obligors own, or possess the right to use to the extent necessary in their respective businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other intangible assets that are used in the conduct of their businesses as now operated, and no such intangible asset, to the best knowledge of each Lease Obligor, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect.  To the best knowledge of each Lease Obligor, there are no patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Equipment that have not been obtained which are necessary for the operation of the Equipment.

(g)                                 Public Utility Holding Company Act.  No Lease Obligor is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(h)                                 Litigation.  Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against any Lease Obligor of less than $5,000,000, (c) matters of an administrative nature not involving a claim or charge against any Lease Obligor and (d) matters set forth in Schedule VIII, there are no actions, suits, proceedings or investigations pending as to any Lease Obligor, and no Lease Obligor has been served or has received notice or, to the best knowledge of each Lease Obligor, threatened against or affecting any Lease Obligor or any property of it before any Governmental Agency.

(i)                                     Binding Obligations.  Each of the Operative Documents to which any Lease Obligor is a party will, when executed and delivered by such Lease Obligor, constitute the legal, valid and binding obligation of such Lease Obligor, enforceable against such Lease Obligor in accordance with its terms, except as enforcement may be limited by Gaming Laws, Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

(j)                                     No Default; Casualty.  After giving effect to the Closing, no event has occurred and is continuing that is a Default or Event of Default and no Casualty has occurred with respect to any item of Equipment to be delivered on the Closing Date.

(k)                                  ERISA.  (i) With respect to each Pension Plan:

(1)                                  such Pension Plan complies in all material respects with ERISA and any other Applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

(2)                                  such Pension Plan has not incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

(3)                                  no “reportable event” (as defined in Section 4043 of ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect; and

(4)                                  No Lease Obligor has engaged in any non-exempt Prohibited Transaction that could reasonably be expected to have a Material Adverse Effect.

(ii)                                  No Lease Obligor has incurred nor does any Lease Obligor expect to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

(l)                                     Regulations T, U and X; Investment Company Act.  No part of the proceeds of any Loan will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any margin stock in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System.  No Lease Obligor is required to be registered as an “investment company” under the Investment Company Act.

(m)                               Disclosure.  No written statement made by a Senior Officer of any Lease Obligor to any Creditor in connection with this Agreement or any of the other Operative Documents, or in connection with the funding of the Loans contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.  Without in any way limiting the foregoing, the written information provided by the Lease Obligors to the Appraiser and forming the basis for the conclusions set forth in the Appraisal, taken as a whole, was, as of the date furnished, true and correct in all material respects and did not omit any material information known and available to the Lease Obligors necessary to make the information provided not materially misleading.

(n)                                 Tax Liability.  Each Lease Obligor has filed all tax returns which are required to be filed, and paid, or made provision for the payment of, all Taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by any Lease Obligor, except (a) such Taxes, if any, as are being contested pursuant to a Permitted Contest and as to which adequate reserves have been established and maintained and (b) immaterial Taxes and tax returns so long as no material item or portion of property of any Lease Obligor is in jeopardy of being seized, levied upon or forfeited.

(o)                                 Gaming Laws.  Each Lease Obligor is in compliance in all material respects with all Gaming Laws that are applicable to it and its business.

(p)                                 Title; Liens.  Each Lessee, as a Seller, has good and marketable title to each item of Equipment title to which will be transferred by such Lessee to Trustee on the Closing Date, free and clear of all Liens other than Permitted Liens.  No Lessee has granted, nor will any Lessee grant, any Lien on any item of Equipment, any other Lessee Collateral or the Lease, to any Person other than Trustee and Collateral Agent, on behalf of the Lenders; and no Lien, other than the Lien granted to Trustee and Collateral Agent, on behalf of the Lenders, under the Operative Documents (and any Lien hereafter granted by Trustee and Collateral Agent, on behalf of the Lenders), has attached to any item of Equipment, any other Collateral or the Lease, or in any manner has affected adversely Trustee’s and the Lenders’ rights and Liens herein except as expressly permitted by the Operative Documents.  Without limiting the generality of the foregoing, the retention of possession by any Lessee of the Equipment to be sold and leased back following the transfer of title to the same to, and the leaseback of the same from, Trustee (for the benefit of the Lenders), in each case, pursuant to the Lease, shall not be deemed fraudulent or void as against any present or future creditor of such Lessee under the laws of the States where such Equipment will, at the time of such sale and leaseback, be located, nor would any subsequent bona fide purchaser from such Lessee of such Equipment, in the event of any attempted subsequent sale thereof by Lessee, acquire any title to or rights therein superior to Trustee’s title thereto and rights therein.

(q)                                 Perfection of Security Interest.  Upon the filing of appropriate UCC financing statements and precautionary fixture filings with the Governmental Agencies specified on Schedule VI or in any other written notice provided by any Lessee to Trustee and Collateral Agent and the payment of any applicable fees and taxes relating to any of the foregoing, Collateral Agent will have an enforceable, perfected first priority security interest of record in the Collateral.

(r)                                    Equipment.  The Purchase Price for each item of Equipment does not exceed the Appraised Value of such item of Equipment at the time of the sale to Trustee, for the benefit of the Lenders, hereunder and the aggregate Purchase Price for all of the

Equipment does not exceed the Appraised Value of all of the Equipment at the time of the sale to Trustee, for the benefit of the Lenders, hereunder.  Each Lessee has delivered true, correct and complete copies of invoices evidencing payment in full by such Lessee to the vendors of the Equipment transferred by such Lessee.

(s)                                  No Transfer Taxes.  No sales, use, excise, transfer or other tax, fee or imposition shall result from the sale, transfer or purchase of any item of Equipment or any Note pursuant hereto or pursuant to any other Operative Document, except such taxes, fees or impositions that have been paid in full on or prior to the applicable Advance Date.

(t)                                    Rights in Respect of the Equipment.  No Lessee is a party to any contract or agreement with respect to the sale by any Lessee of any interest in the Equipment or any part thereof other than as permitted pursuant to this Agreement and the other Operative Documents.

(u)                                 Chief Executive Office of Lessee.  The principal place of business and chief executive office of each Lessee are each located at such Lessee’s address set forth on Schedule IV to this Agreement.

(v)                                 Subjection to Government Regulation.  No Creditor will (i) solely by reason of entering into the Operative Documents or consummating the transactions contemplated thereby (other than upon exercise of remedies under this Agreement and the other Operative Documents), (x) become subject to ongoing regulation of its operations by any Governmental Agency or (y) be required to qualify to do business in any jurisdiction in which the Equipment is located; or (ii) become subject to ongoing regulation of its operations by any Governmental Agency upon exercise of remedies under this Agreement and the other Operative Documents or upon the expiration hereof due solely to ownership of the Equipment or the holding of any interest therein (except in the case of the ownership of, or the holding of an interest in, any Gaming Equipment following the exercise of remedies under this Agreement or any other Operative Document, and except for regulation the applicability of which depends on the existence of facts in addition to the ownership of the Equipment or the holding of any interest therein).

(w)                               Solvency.  The consummation by the Lease Obligors of the transactions contemplated by the Operative Documents does not render any Lease Obligor insolvent, nor was it made in contemplation of any Lease Obligor’s insolvency; the value of the assets and properties of the Lease Obligors at fair valuation and at their then present fair salable value is and, after such transactions, will be greater than the Lease Obligors’ total liabilities, including contingent liabilities, as they become due; and the property remaining in the hands of the Lease Obligors was not and will not be an unreasonably small amount of capital.

(x)                                   Private Offering.  Assuming the truth and accuracy of the representations and warranties of each Creditor set forth in the Operative Documents, no Lease Obligor has offered any interest in this Agreement and the other Operative Documents, the Rent, the Notes or the Equipment or any similar security for sale to, or solicited offers to buy any thereof from, or otherwise directly or indirectly approached or negotiated with respect thereto with, any prospective purchaser other than the Creditors and not more than thirty-five (35) other institutional investors, each of which was offered such interest at a private sale for investment and each of which the Lease Obligors had reasonable grounds to believe, and did believe, as to the Creditors, after reasonable inquiry do believe, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such an investment; and, assuming the truth and accuracy of the representations set forth in Sections 5.2(d), 5.2(e) and 5.3(g), the issuance, sale and delivery of the Notes and the interests in the Operative Documents represented thereby under the circumstances contemplated by the Operative Documents do not require the registration of such Notes or interests under the Securities Act or the qualification of any of the Operative Documents under the Trust Indenture Act of 1939, as amended.  No representation or warranty contained in this Section 5.1(x) shall include or cover any action or inaction of any Creditor or any Affiliate thereof whether or not purportedly on behalf of any Creditor or any of any Creditor’s Affiliates.

(y)                                 Environmental Matters.  (i) There are no conditions existing currently which would be likely to subject Trustee, Trust Beneficiary, Collateral Agent, the Lenders or the Lease Obligors to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or assertions thereof, or which require or are likely to require cleanup, removal, remedial action or other response at or with respect to the Facilities pursuant to Environmental Laws; (ii) No Lease Obligor is a party to any litigation or administrative proceeding for which it has received service of process or other similar notification, and to the knowledge of each Lease Obligor, no Lease Obligor is a party to any litigation or administrative proceeding threatened against any Lease Obligor, which asserts or alleges that any Lease Obligor or any Facility has violated or is violating Environmental Laws with respect to such Facility, or that any Lease Obligor is required to clean up, remove or take any remedial or other responsive action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials at or from such Facility; (iii) No Lease Obligor is subject to any judgment, decree or order or citation arising out of Environmental Laws which relates to any Facility (or any interest therein); and (iv) No Lease Obligor has been named or listed as a potentially responsible party by any governmental body in a manner arising under any Environmental Laws with respect to or which affects any Facility.

(z)                                   Insurance.  Each Lessee has obtained or caused to be obtained insurance coverage covering the Equipment to be leased by it under the Lease which meets in all respects the requirements of the Lease, and such coverage is in full force and effect.  Each Lessee carries insurance with reputable insurers, or self-insures, in respect of its material assets, in such manner, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business.

(aa)                            Project Entities.  As of the date hereof, (i) Detroit is a Consolidated Project Entity and (ii) each of (A) Galleon, Inc. and (B) Mandalay’s Subsidiaries which is a pure holding company and owns the legal and equitable interests of Victoria Partners and Elgin Riverboat Resort, is an Unconsolidated Project Entity.

(bb)                          Ownership of Real Property Where Equipment Located.  On the date hereof, one or more of the Lessees or a wholly-owned Subsidiary thereof have good record and marketable title in fee simple to all real property, free and clear of all Liens and encumbrances other than Permitted Encumbrances, upon which the Equipment is located (such property being described on Exhibit A to the Lease).

Section 5.2.                           Representations and Warranties of Each Lender.  Each Lender represents and warrants, severally and only as to itself, to each of the other parties hereto as follows:

(a)                                  Due Organization, etc.  It is duly organized and validly existing under the laws of the jurisdiction of its organization and has the requisite power and authority to enter into and perform its obligations as a Lender under each Operative Document to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it in connection therewith.

(b)                                 Authorization; Execution; Enforceability.  The execution and delivery by it of, the consummation by it of the transactions provided for in, and the compliance by it with all the provisions of, each Operative Document to which it is or is to be a party as a Lender have been duly authorized, executed and delivered by it in accordance with the terms thereof, and when executed and delivered in accordance with this Agreement by each other party thereto, will constitute valid and binding obligations of such Lender, enforceable against such Lender in accordance with its terms, except as such enforceability may be limited by Gaming Laws, Debtor Relief Laws, similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(c)                                  ERISA.  Either (i) it is not and will not be purchasing any of its interest in the Equipment or the Instruments with the assets of an “employee benefit plan” (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or a “plan” (as defined in Section 4975(e)(1) of the Code) or (ii) the acquisition and holding of any Note will not result in a Prohibited Transaction, or (iii) it (A) is an insurance company, (B) is acquiring its Instrument(s) with funds held in an insurance company general account (as defined in Section V(e) of the Prohibited Transaction Class Exemption 95-60) and (C) the acquisition and subsequent ownership of its Instrument(s) will qualify for the exemption provided by Prohibited Transaction Class Exemption 95-60.

(d)                                 Investment in Equipment and Instruments.  It is acquiring its interest in the Instrument(s) without a view towards further distribution, and if in the future it disposes of its interest in the Instrument(s), it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the SEC thereunder and any applicable state securities laws.  Neither it nor anyone authorized to act on its behalf nor any of its Affiliates has, directly or indirectly, taken or will take any action which would subject the issuance or sale of any Note or any interest in the Equipment, the Collateral or the Operative Documents to the registration requirements of Section 5 of the Securities Act or which has or would violate Section 5 of the Securities Act or any state securities laws.  No representation or warranty contained in this Section 5.2(d) shall include or cover any action or inaction of any Lease Obligor or any Affiliate thereof whether or not purportedly on behalf of any Lender or any of their Affiliates.  Subject to the foregoing and to the terms and conditions of the Operative Documents, and subject to the provisions of Article VIII hereof, it is understood among the parties that the disposition of each Lender’s property shall be at all times within its control.

(e)                                  Accredited Investor Status.  It is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

(f)                                    Lessor Liens.  The Equipment is free and clear of all Lessor Liens attributable to it.

Section 5.3.                           Representations and Warranties of Trustee.  Wells Fargo Bank Northwest, National Association, in its individual capacity (the “Bank”), represents and warrants to each of the other parties hereto as follows:

(a)                                  Chief Executive Office.  The Bank’s chief executive office and principal place of business and the place where the documents, accounts and records relating to the transactions contemplated by the Operative Documents are kept is located at 299 South Main Street, Salt Lake City, Utah 84111.

(b)                                 Due Organization, etc.  The Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America; and has full power and authority to enter into and perform its obligations under the Operative Documents to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it in its individual capacity and/or as Trustee, as applicable, on or before the Closing Date in connection with or as contemplated by each such Operative Document to which it is or is to be a party; and the Operative Documents to which Trustee is a party, and to which Trustee is to be a party, have been or will be duly executed and delivered by Trustee.

(c)                                  Authorization; No Conflict.  The execution, delivery and performance by the Bank of the Operative Documents to which it is or is to be a party in its individual capacity and/or as Trustee, as applicable, have been duly authorized by all necessary action on its part, and do not and will not:  (i) contravene any applicable laws, rules, regulations, orders, injunctions or decrees of any Governmental Agency of the United States of America governing the banking and trust powers of the Bank or of the State of Utah where such contravention would be reasonably likely to materially and adversely affect the ability of Trustee, either in its individual capacity, as Trustee, or both, to perform its obligations under any Operative Documents to which it is or will be a party; (ii) violate any provision of its charter or bylaws or of the Trust Agreement; (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement, or any other agreement or instrument to which Trustee, either in its individual capacity, as Trustee, or both, is a party or by which it or its properties may be bound or affected, which breaches or default would be reasonably likely to materially and adversely affect the ability of Trustee, either in its individual capacity, as Trustee, or both, to perform its obligations under any Operative Documents to which it is or will be a party; or (iv) require any authorizations, consents, approvals, licenses or formal exemptions from, or any filings, declarations or registrations with, any Governmental Agency of the United States of America governing the banking and trust powers of the Bank or of the State of Utah or any consent or approval of any non-governmental Person.

(d)                                 Enforceability, etc.  Each Operative Document to which the Bank, in its individual capacity, as Trustee, or both, is a party constitutes the legal, valid and binding obligation of Trustee, either in its individual capacity, as Trustee, or both, as applicable, enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by Gaming Laws, Debtor Relief Laws, similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(e)                                  Litigation.  There is no action, proceeding or investigation pending or threatened which questions the validity of the Operative Documents to which Trustee, in its individual capacity, as Trustee, or both, is a party or any action taken or to be taken pursuant to the Operative Documents to which the Bank, in its individual capacity, as Trustee, or both, is a party.

(f)                                    Lessor Liens.  The Equipment and the other Lessee Collateral are free and clear of all Lessor Liens attributable to the Bank, in its individual capacity, as Trustee, or both.

(g)                                 Securities Act.  Neither the Bank, in its individual capacity, as Trustee, or both, nor anyone authorized to act on behalf of Trustee has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Notes, any of the Equipment or the Operative Documents, or any interest therein, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases.

(h)                                 The Trustee is not required to be registered as an “investment company” under the Investment Company Act.

Section 5.4.                           Representations and Warranties of Collateral Agent.  Wells Fargo Bank Nevada, National Association, Nevada hereby represents and warrants to the other parties hereto as follows:

(a)                                  Due Organization, etc.  Wells Fargo Bank Nevada, National Association is duly organized as a national banking association, is validly existing and in good standing under the laws of the United States of America, and has full power and authority to enter into and perform its obligations under the Operative Documents.

(b)                                 Authorization; No Conflict.  The execution, delivery and performance by Collateral Agent of the Operative Documents to which it is or is to be a party in its individual capacity and/or as Collateral Agent, as applicable, have been duly authorized by all necessary action on its part, and do not and will not:  (i) contravene any applicable laws, rules, regulations, orders, injunctions or decrees of any Governmental Agency of the United States of America or of the State of Nevada governing the banking and trust powers of Wells Fargo Bank Nevada, National Association where such contravention would be reasonably likely to materially and adversely affect the ability of Collateral Agent, either in its individual capacity, as Collateral Agent or both, to perform its obligations under any Operative Documents to which it is or will be a party; (ii) violate any provision of its charter or bylaws; (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement, or any other agreement or instrument to which Collateral Agent, either in its individual capacity, as Collateral Agent, or both, is a party or by which it or its properties may be bound or affected, which breach or default would be reasonably likely to materially and adversely affect the ability of Collateral Agent, either in its individual capacity, as Collateral Agent, or both, to perform its obligations under any Operative Documents to which it is or will be a party; or (iv) require any authorizations, consents, approvals, licenses or formal exemptions from, or any filings, declarations or registrations with, any Governmental Agency of the United States of America or the State of Nevada governing the banking and trust powers of Wells Fargo Bank Nevada, National Association or any consent or approval of any non-governmental Person.

(c)                                  Enforceability, etc.  Each Operative Document to which Collateral Agent, in its individual capacity, as Collateral Agent, or both, is a party constitutes the legal, valid and binding obligation of Collateral Agent, either in its individual capacity, as Collateral Agent, or both, as applicable, enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by Gaming Laws, Debtor Relief Laws, similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(d)                                 Litigation.  There is no action, proceeding or investigation pending or threatened which questions the validity of the Operative Documents to which Collateral Agent, in its individual capacity, as Collateral Agent, or both, is a party or any action taken or to be taken pursuant to the Operative Documents to which Collateral Agent, in its individual capacity, as Collateral Agent, or both, is a party.

(e)                                  Lessor Liens.  The Equipment and the other Collateral are free and clear of all Lessor Liens attributable to Collateral Agent.

Article VI

Covenants

Section 6.1.                           Covenants of Lease Obligors.  Each Lease Obligor covenants with each of the other parties hereto as follows:

(a)                                  Further Assurances.  At its own cost and expense, such Lease Obligor shall cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as any Creditor reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents to which it is a party and the transactions contemplated thereby, and cause all financing statements (including precautionary financing statements), fixture filings and other documents, to be recorded or filed at such places and times in such manner, and take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by any Creditor in order to establish, preserve, protect and perfect the title of Trustee, for the benefit of the Lenders, to the Equipment and Trustee’s and Collateral Agent’s rights under this Agreement and the other Operative Documents and to perfect, preserve and protect the perfected and first priority security interest of record in favor of the Lenders on the Trust Estate.

(b)                                 Payment of Taxes and Other Potential Liens.  Each Lease Obligor shall pay and discharge promptly all Taxes, assessments and governmental charges or levies imposed upon it or its property or any part thereof and upon its income or profits or any part thereof, except that the Lease Obligors shall not be required to pay or cause to be paid (i) any Tax, assessment, charge or levy that is not yet past due, or is being contested pursuant to a Permitted Contest so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (ii) any immaterial Tax so long as no material property of any of the Lease Obligors is at impending risk of being seized, levied upon or forfeited.

(c)                                  Preservation of Existence.  Each Lease Obligor shall preserve and maintain its existence in the jurisdiction of its formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of its business except where the failure to so preserve and maintain any such authorization would not constitute a Material Adverse Effect and except that a merger permitted by Section 6.1(r) shall not constitute a violation of this covenant so long as all financing statements required to be filed to continue the perfection and priority of the Liens of the Trustee and Collateral Agent have previously been filed; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of its business or the ownership or leasing of its properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

(d)                                 Maintenance of Properties.  Each Lease Obligor shall maintain, preserve and protect all of its properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties, except that the failure to maintain, preserve and protect a particular item of depreciable property that is not part of the Collateral and is not of significant value, either intrinsically or to the operations of such Lease Obligor, shall not constitute a violation of this covenant.

(e)                                  Compliance With Laws.  Each Lease Obligor shall comply, within the time period, if any, given for such compliance by the relevant Governmental Agency or Agencies with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, except that the Lease Obligors need not comply with a Requirement of Law then being contested pursuant to a Permitted Contest.

(f)                                    Inspection Rights.  Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of any Lease Obligor), each Lease Obligor shall permit any Creditor, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account, to visit and inspect the Equipment and properties upon which the Equipment is at any time located (subject to any applicable Gaming Laws) and to discuss the affairs, finances and accounts of such Lease Obligor with any of its officers, managers, key employees or accountants and, upon request, furnish promptly to any Creditor true copies of all financial information made available to the Board of Directors or audit committee of the Board of Directors of such Lease Obligor.

(g)                                 Keeping of Records and Books of Account.  Each Lease Obligor shall keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over such Lease Obligor.

(h)                                 Compliance With Agreements.  Each Lease Obligor shall promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which such Lease Obligor is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, except for any such Contractual Obligations (i) the performance of which would cause a Default, (ii) then being contested by such Lease Obligor in good faith by appropriate proceedings or (iii) if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

(i)                                     ERISA.  No Lease Obligor shall (i) permit any Pension Plan to (A) engage in any non-exempt Prohibited Transaction, (B) fail to comply with ERISA or any other

Applicable Laws, (C) incur any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), or (D) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (ii) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

(j)                                     Sublease.  No Lessee shall amend, modify, supplement or otherwise change the terms and provisions of any Sublease or terminate any Sublease as a result of an event of default under any Sublease without the prior written consent of Trustee and the Required Lenders.

(k)                                  Use of Funds.  None of the proceeds of any amounts advanced by Trustee to or for the benefit of any Lessee in connection with the purchase (or reimbursement for the purchase) of Equipment will be used in violation of applicable law or regulation including Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(l)                                     Change of Name; Jurisdiction of Organization or Location.  No Lease Obligor shall, except as may be permitted in the Lease or otherwise upon thirty (30) days’ prior written notice to Trustee and Collateral Agent and delivery to Trustee and Collateral Agent of (i) all additional documents reasonably requested by Trustee and Collateral Agent to maintain the validity, perfection and priority of the Liens provided for under the Operative Documents and (ii) if applicable, a written supplement to Exhibit A to the Master Lease showing any additional location at which Equipment shall be kept:  (A) change its jurisdiction of organization or location of its chief executive office or sole place of business (if applicable) to a location other than Clark County, Nevada; or (B) change its name.

(m)                               Environmental Matters.  Each Lessee shall (i) use and operate the Equipment in compliance in all material respects with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Material in compliance with all applicable Environmental Laws and (ii) promptly notify Trustee, Collateral Agent and the Lenders in writing and provide copies upon receipt, of all material written claims, complaints, notices or inquiries relating to the condition or compliance of the Equipment in so far as they relate to Environmental Laws, and promptly cure in all material respects (and have dismissed with prejudice or otherwise irrevocably terminated) to the satisfaction of the Required Lenders any actions and proceedings relating to such compliance with Environmental Laws; provided, however, that such Lessee may contest by Permitted Contest any such actions or proceedings.  In addition, if the estimated damages including costs of remediation are reasonably expected to exceed $500,000, such Lessee shall, prior to the institution of any such Permitted Contest by such Lessee, provide such additional security as Trustee or any Lender shall reasonably request.  Each Lessee shall provide such information and certifications which Trustee or any Lender may reasonably request from time to time to evidence compliance with this Section 6.1(m).

(n)                                 Securities.  No Lease Obligor shall, nor shall any Lease Obligor permit anyone authorized to act on its behalf to, take any action which would subject the issuance or sale of the Notes, any of the Equipment or the Lease, or any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items, to the registration requirements of Section 5 of the Securities Act or any state securities laws.

(o)                                 No Disposition of the Equipment.  No Lease Obligor shall sell, contract to sell, assign, lease, transfer, convey or otherwise dispose of, or permit to be sold, assigned, leased, transferred, conveyed or otherwise disposed of, all or any of the Equipment or any part thereof except as permitted by the Operative Documents including in connection with substitutions permitted by the terms of the Lease.

(p)                                 Financial and Other Information.  Mandalay shall deliver to Collateral Agent (and Collateral Agent agrees to promptly distribute to each of the Lenders) the following financial information:

(i)                                     As soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), (i) the consolidated balance sheet of Mandalay and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for such Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter and (ii) the consolidating (in accordance with past consolidating practices of Mandalay) balance sheets and statements of operations as at and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail.  Such financial statements shall be certified by a Senior Officer of Mandalay as fairly presenting the financial condition, results of operations and cash flows of Mandalay and its Subsidiaries in accordance with GAAP (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

(ii)                                  As soon as practicable, and in any event within 100 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Mandalay and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, stockholders’ equity and cash flows, in each case of Mandalay and its Subsidiaries for such Fiscal Year and (ii) consolidating (in accordance with past consolidating practices of Mandalay) balance sheets and statements of operations, in each case as at the end of and for the Fiscal Year, all in reasonable detail.  Such financial statements shall be prepared in accordance with GAAP, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of PricewaterhouseCoopers LLP or other independent public accountants of recognized standing selected by Mandalay and reasonably satisfactory to the Required Lenders, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Required Lenders in their good faith business judgment to be adverse to the interests of the Required Lenders.  Such accountants’ report and opinion shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Mandalay’s financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.1(z) and 6.1(aa), have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Mandalay in the manner prescribed by this Agreement;

(iii)                               As soon as practicable, and in any event within 100 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next four succeeding Fiscal Years, including for the first such Fiscal Year, projected quarterly consolidated balance sheets, statements of operations and statements of cash flow and, for the remaining four Fiscal Years, projected annual consolidated condensed balance sheets and statements of operations and cash flow, of Mandalay and its Subsidiaries, all in reasonable detail;

(iv)                              Promptly after request by any Creditor, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of Mandalay by independent accountants in connection with the accounts or books of Mandalay or any of its Subsidiaries, or any audit of any of them;

(v)                                 As soon as practicable, and in any event (A) within 30 days after the end of the first three Fiscal Quarters in each Fiscal Year, and (B) 60 days after the end of the fourth Fiscal Quarter in each Fiscal Year, a written report, in form and detail mutually acceptable to Mandalay and Collateral Agent, with a narrative report describing the results of operations of Mandalay and its Subsidiaries during such Fiscal Quarter and detailing the status of development of each New Venture Entity, including the amounts of Capital Expenditures and Investments made, and reasonably anticipated to be made, with respect thereto;

(vi)                              Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Mandalay, and copies of all annual, regular, periodic and special reports and registration statements which Mandalay may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Lenders pursuant to other provisions of this Section;

(vii)                           Promptly after the same are available, copies of the Nevada “Regulation 6.090 Report” and “6-A Report”, and copies of any written communication to Mandalay or any of its Restricted Subsidiaries from any Gaming Board advising it of a violation of or non-compliance with any Gaming Law by Mandalay or any of its Restricted Subsidiaries;

(viii)                        Promptly after request by any Creditor, copies of any other report or other document that was filed by Mandalay or any of its Restricted Subsidiaries with any Governmental Agency;

(ix)                                Promptly upon a Senior Officer becoming aware, and in any event within five (5) Business Days after becoming aware, of the occurrence of any (i) ”reportable event” (as such term is defined in Section 4043 of ERISA) or (ii) Prohibited Transaction in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five (5) Business Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Mandalay or any of its Restricted Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

(x)                                   As soon as practicable, and in any event within two (2) Business Days after a Senior Officer becomes aware of the existence of any condition or event which constitutes a Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two (2) Business Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action the applicable Lessee is taking or proposes to take with respect thereto;

(xi)                                Promptly upon a Senior Officer becoming aware, and in any event within five (5) Business Days after becoming aware, that (A) any Person has commenced a legal proceeding with respect to a claim against Mandalay or any of its Restricted Subsidiaries that is $10,000,000 or more in excess of the amount thereof that is fully covered by insurance, (B) any creditor or certificate purchaser under a credit agreement or material lease has asserted a default thereunder on the part of Mandalay or any of its Restricted Subsidiaries, (C) any Person has commenced a legal proceeding with respect to a claim against Mandalay or any of its Restricted Subsidiaries under a contract that is not a credit agreement or material lease, which claim is in excess of $10,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, (D) any labor union has notified Mandalay of its intent to strike Mandalay or any of its Restricted Subsidiaries on a date certain and such strike would involve more than 100 employees of Mandalay or any of its Restricted Subsidiaries, or (E) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to Mandalay or any of its Restricted Subsidiaries, a written notice describing the pertinent facts relating thereto and what action Mandalay or any of its Restricted Subsidiaries are taking or propose to take with respect thereto;

(xii)                             Promptly, and in any event within five (5) Business Days of the effective date thereof, copies of (A) any and all amendments, modifications and waivers pertaining in any manner to any of the Mandalay Loan Agreements (or if applicable, any Replacement Loan Agreement) and (B) any and all Replacement Loan Agreements and the material agreements, documents and instruments relating thereto;

(xiii)                          Such other data and information as from time to time may be reasonably requested by any Creditor through Trustee or Collateral Agent, as the case may be; and

(xiv)                         A certificate addressed to the Creditors in a form acceptable to the Creditors with respect to its compliance with the Operative Documents to which it is a party concurrently with the financial statements described in clauses (p)(i) and (p)(ii) above.

(q)                                 Conduct of Business, Maintenance of Existence and Compliance with Laws.  (i) Mandalay will preserve, renew and keep in full force and effect, and will cause each Lessee and each Restricted Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and respective material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business, except where the failure to so preserve and maintain the existence of any Restricted Subsidiary and such authorizations would not constitute a Material Adverse Effect and except that a merger permitted by Section 6.1(r) below shall not constitute a violation of this covenant.

(ii)                                  Mandalay will comply, and will cause each Lessee and each Restricted Subsidiary to comply, within the time period, if any, given for such compliance by the relevant Governmental Agency or Agencies with enforcement authority, with all Requirements of Law noncompliance with which constitutes (or would reasonably be likely to constitute) a Material Adverse Effect, except that Mandalay and its Restricted Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith pursuant to a Permitted Contest.

(r)                                    Consolidation, Mergers and Sales of Assets.  (i) Mandalay shall not merge or consolidate with or into any Person, or permit any Lessee or any Restricted Subsidiary to merge or consolidate with or into any Person, except:

(A)                              Mergers and consolidations of a Subsidiary of Mandalay into Mandalay or a Restricted Subsidiary (with Mandalay or the Restricted Subsidiary as the surviving entity) or of Restricted Subsidiaries of Mandalay with each other, provided that Mandalay and each of its Subsidiaries has executed such amendments to the Operative Documents as Trustee, acting at the direction of the Required Lenders may reasonably determine are appropriate as a result of such merger or consolidation; and

(B)                                A merger or consolidation of Mandalay or any Restricted Subsidiary with any other Person, provided that (1) either (x) Mandalay or the Restricted Subsidiary is the surviving entity, or (y) the surviving entity is a corporation organized under the laws of a State of the United States of America and, as of the date of such merger or consolidation, expressly assumes, by an instrument satisfactory in form and substance to the Required Lenders, the Obligations of Mandalay or the Restricted Subsidiary (if any), as the case may be, (2) giving effect thereto on a pro-forma basis, no Default or Event of Default exists or would result therefrom and (3) as a result thereof, no Change in Control has occurred.

(ii)                                  Mandalay shall not make any Disposition of its property, and shall not permit any Lessee or any Restricted Subsidiary to make any Disposition of its property, whether now owned or hereafter acquired, except:

(A)                              Dispositions of the real property and improvements described on Schedule VIII (or of any other real property and related improvements acquired after the Closing Date and which is not Developed Property) to New Venture Entities; and

(B)                                Other Dispositions made during the term of this Agreement in aggregate amount not in excess of $150,000,000,

in each case made when no Event of Default then exists or would result therefrom; provided, however, that this Section shall not apply to prohibit a Disposition to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such Disposition, and (ii) Mandalay has notified Trustee and Collateral Agent in writing of the necessity to invoke this proviso at least ten (10) Business Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance, and provided further that nothing in this Section shall apply to restrict the Disposition of any of the equity securities of any Person that holds, directly or indirectly through a holding company or otherwise, a license under any Gaming Law to the extent such restriction is unlawful under that Gaming Law.

(s)                                  Payment of Subordinated Debt.  Mandalay shall not, and shall not permit any of its Restricted Subsidiaries to, pay any (a) principal (including sinking fund payments) or any other amount (other than scheduled interest payments) with respect to any Subordinated Debt, or purchase or redeem any Subordinated Debt, if an Event of Default then exists or would result therefrom, or (b) scheduled interest on any Subordinated Debt, if a Lease Event of Default described in Section 16.1(a) of the Lease then exists or would result therefrom; provided, however, that this Section shall not apply to prohibit any payment to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such payment and (ii) Mandalay has notified Collateral Agent in writing of the necessity to invoke this proviso at least ten Business Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.  Mandalay shall not amend or modify the subordination provisions of any Subordinated Debt in any manner which is materially adverse to the interests of the Creditors.

(t)                                    Hostile Tender Offers.  Mandalay shall not, and shall not permit any of its Restricted Subsidiaries to, make any offer to purchase or acquire, or consummate a purchase or acquisition of, 5% or more of the capital stock of any corporation or other business entity if the Board of Directors or management of such corporation or business entity has notified Mandalay that it opposes such offer or purchase and such notice has not been withdrawn or superseded.

(u)                                 Distributions.  Mandalay shall not, and shall not permit any of its Restricted Subsidiaries to, make any Distribution, whether from capital, income or otherwise, and whether in cash or other property, if an Event of Default then exists or would result therefrom, except (a) Distributions by any Restricted Subsidiary to Mandalay or to another Restricted Subsidiary, and (b) dividends payable solely in Common Stock; provided, however, that this Section shall not apply to prohibit a Distribution to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such Distribution and (ii) Mandalay has notified Trustee and Collateral Agent in writing of the necessity to invoke this proviso at least ten Business Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

(v)                                 Change in Nature of Business.  Mandalay shall not, and shall not permit any of its Restricted Subsidiaries to, make any material change in the nature of the business of Mandalay and its Restricted Subsidiaries, taken as a whole; provided that the acquisition of an ownership interest in one or more New Ventures shall not be construed to violate this covenant.

(w)                               Liens, Negative Pledges, Sale Leasebacks and Rights of Others.  Mandalay shall not, and shall not permit any of its Restricted Subsidiaries to, create,

incur, assume or suffer to exist any Lien, Negative Pledge or Right of Others of any nature upon or with respect to any of their respective properties, whether now owned or hereafter acquired, or enter into any Sale and Leaseback with respect to any such properties except:

(i)                                     Permitted Liens and Permitted Rights of Others;

(ii)                                  Liens on property (other than the Lessee Collateral) which secure one or more obligations under the Mandalay Loan Documents and Negative Pledges benefiting the Mandalay Loan Documents or any part thereof;

(iii)                               the Negative Pledges set forth in the Existing Senior Notes and the Existing Subordinated Notes (as in effect on the Closing Date);

(iv)                              Negative Pledges benefiting any refinancings of the Existing Senior Notes, any refinancings of the Existing Subordinated Notes, or any other Indebtedness hereafter incurred by Mandalay or its Restricted Subsidiaries in accordance with the terms of this Agreement which do not prohibit the granting of Liens in favor of Trustee, Collateral Agent and the Lenders or any creditors refinancing the Obligations;

(v)                                 other existing Liens, Negative Pledges and Rights of Others disclosed in Schedule VIII (or not required to be disclosed therein) and any renewals or extensions thereof; provided that the obligations secured or benefited thereby are not increased;

(vi)                              Rights of Others consisting of holdings in joint tenancy or other forms of ownership interests (and rights associated therewith) in a New Venture Entity or consisting of obligations of Mandalay or its Restricted Subsidiaries to sell, or rights of other Persons to purchase, the ownership interests of Mandalay and its Restricted Subsidiaries in a New Venture Entity, which obligations or rights were created substantially concurrently with the acquisition of such ownership interest in the New Venture Entity or which are subsequently required by any Gaming Board;

(vii)                           any Lien, Negative Pledge or Right of Others on shares of any equity security or any warrant or option to purchase an equity security or any security which is convertible into an equity security issued by any Subsidiary of Mandalay that holds, directly or indirectly through a holding company or otherwise, a license or registration under any Gaming Law, and in the proceeds thereof; provided that this clause (vii) shall apply only so long as the Gaming Laws of the relevant jurisdiction provide that the creation of any restriction on the disposition of any of such securities shall not be effective and, if such Gaming Laws at any time cease to so provide, then this clause (vii) shall be of no further effect; and provided further that if at any time Mandalay creates or suffers to exist a Lien or Negative Pledge covering such securities in favor of the holder of any other Indebtedness, it will (subject to any approval required under such Gaming Laws) concurrently grant a pari-passu Lien or Negative Pledge likewise covering such securities in favor of Trustee and/or Collateral Agent for the benefit of the Lenders;

(viii)                        Liens and related Negative Pledges on property (other than the Lessee Collateral) acquired or constructed (whether before or after the Closing Date) by Mandalay or any of its Restricted Subsidiaries, and in the proceeds thereof, that (i) were in existence at the time of the acquisition or construction of such property or were created at or within 180 days after such acquisition or construction, (ii) secure (in the case of Liens not in existence at the time of acquisition of the property) only the unpaid portion of the acquisition or construction price for such property, or monies borrowed that were used to pay such acquisition or construction price and (iii) when aggregated with Liens of the types described in clauses (viii), (ix) and (x) of this Section, do not secure Indebtedness (including Capital Lease Obligations) and Sale and Leaseback Obligations which are in an aggregate principal amount which is in excess of $37,500,000 outstanding at any time;

(ix)                                Sales and Leasebacks of property (other than the Lessee Collateral) having an aggregate value, and with Sale and Leaseback Obligations which are in an amount, which would be permitted under clause (viii) above if the same were to be construed as financing transactions and which, when aggregated with Liens of the types described in clauses (viii), (ix) and (x) of this Section, do not secure Indebtedness (including Capital Lease Obligations) and Sale and Leaseback Obligations which are in an aggregate principal amount which is in excess of $37,500,000 outstanding at any time;

(x)                                   Other Liens on property (other than the Lessee Collateral) having an aggregate value not in excess of $185,000,000 securing Indebtedness (including Capital Lease Obligations) in an aggregate principal amount which is not in excess of $37,500,000 at any time, and Negative Pledges relating to such property for the benefit of the holders of such Indebtedness provided that (i) no real property shall be subject to any such Lien or Negative Pledge, and (ii) and which, when aggregated with Liens of the types described in clauses (viii), (ix) and (x) of this Section, do not secure Indebtedness (including Capital Lease Obligations) and Sale and Leaseback Obligations which are in an aggregate principal amount which is in excess of $37,500,000 outstanding at any time;

(xi)                                Liens, Negative Pledges and Rights of Others held by joint venture partners and any assignees thereof (including by way of example co-owners of any partnership, limited liability company or other Person), and lenders thereto and any assignees thereof, with respect to the interests of Mandalay and its Restricted Subsidiaries in that joint venture and the proceeds thereof, provided that such Liens, Negative Pledges and Rights of Others shall secure and relate only to the obligations of such joint venture; and

(xii)                             Liens, Negative Pledges and Rights of Others in favor of counterparties to agreements, and assignees thereof, entered into by Mandalay and its Restricted Subsidiaries in the ordinary course of business on the interests of Mandalay and its Restricted Subsidiaries under such agreements and the proceeds thereof, provided that such Liens, Negative Pledges and Rights of Others shall secure and relate only to restrictions on transfer of the rights of Mandalay and its Restricted Subsidiaries to the holders thereof under the relevant agreement;

provided, that this Section shall not apply to prohibit the creation of a Lien, Negative Pledge or Right of Others to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by creation of the Lien, Negative Pledge or Right of Others and (ii) Mandalay has notified Trustee and Collateral Agent in writing of the necessity to invoke this proviso at least ten Business Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

(x)                                   Indebtedness and Contingent Obligations.  Mandalay shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness or Contingent Obligation (other than Indebtedness of Restricted Subsidiaries to Mandalay or another Restricted Subsidiary) if a Default or Event of Default then exists or would result therefrom.

(y)                                 Transactions with Affiliates.  Mandalay shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any material transaction of any kind with any Affiliate of Mandalay other than (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the Board of Directors of Mandalay and expressly authorized by a resolution of the Board of Directors of Mandalay which is approved by a majority of the directors not having an interest in the transaction, (c) transactions between or among Mandalay and its Restricted Subsidiaries and (d) transactions on overall terms, giving effect to all other business arrangements of Mandalay and its Restricted Subsidiaries with that Affiliate, at least as favorable to Mandalay or its Restricted Subsidiaries as would be the case in an arm’s-length transaction between unrelated parties of equal bargaining power.

(z)                                   Total Debt Ratio.  Mandalay shall not permit the Total Debt Ratio as of the last day of any Fiscal Quarter described in the matrix below to exceed the ratio set forth opposite that Fiscal Quarter:

Fiscal Quarters Ending	Maximum Ratio

July 31, 2003 through and including January 31, 2004	5.25:1.00

April 30, 2004 through and including July 31, 2004	4.50:1.00

October 31, 2004 and thereafter	4.25:1.00.

(aa)                            Interest Coverage Ratio.  Mandalay shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter described in the matrix below to be less than the ratio set forth opposite that Fiscal Quarter:

Fiscal Quarters Ending	Minimum Ratio

July 31, 2003 through and including January 31, 2004	2.50:1.00

April 30, 2004 through and including January 31, 2005	2.75:1.00

April 30, 2005 and thereafter	3.00:1.00

(bb)                          Significant Subsidiaries.  Mandalay shall not permit any Restricted Subsidiary that is, as of the Closing Date, a Significant Subsidiary to cease being a Restricted Subsidiary, except pursuant to a Disposition permitted by Section 6.1(r) or a merger or consolidation permitted by Section 6.1(r).

(cc)                            Financial Covenants under Mandalay Loan Documents.  In the event that any of the financial covenants contained in the Mandalay Revolving Loan Agreement (the parties hereto acknowledge and agree that for purposes of this clause (cc) the term ‘financial covenants’ shall be deemed to refer to the total debt ratio covenant and interest coverage ratio covenant set forth in Sections 6.11 and 6.12 of the Mandalay Revolving Loan Agreement as of the date hereof) is amended, modified or waived by the parties to said Mandalay Revolving Loan Agreement, or any additional financial covenant not set forth herein is incorporated into the Mandalay Revolving Loan Agreement, then and in such event Mandalay shall concurrently therewith provide notice to such effect to the Trustee, the Collateral Agent and each Lender, and the financial covenants set forth herein shall automatically be deemed amended, modified or waived to the same effect as in the Mandalay Revolving Loan Agreement, or such additional financial covenant shall automatically be deemed to be incorporated into this Agreement by reference.  In connection with any amendment, modification or waiver of the Mandalay Revolving Loan Agreement as described in the preceding sentence, the Lease Obligors shall pay to each Lender any amendment fee, modification fee, waiver fee or similar fee to be paid to the banks party to said Mandalay Revolving Loan Agreement; provided, however that no amendment fee, modification fee, waiver fee or similar fee shall be payable to any Lender by any Lease Obligor pursuant this clause (cc) in connection with an amendment, modification or waiver of the Mandalay Revolving Loan Agreement consummated prior to December 31, 2003 pursuant to which the lien covenant contained in Section 6.8(i) thereof is amended, modified or waived to permit Mandalay to consummate the second Advance Date (such amendment, modification or waiver may also amend, modify or waive other provisions, including, but not limited to, the financial covenants contained therein).  In the event that Mandalay and/or any of its Subsidiaries enters into any Replacement Loan Agreement, which agreement contains financial covenants which are less restrictive (in the reasonable opinion of the Required Lenders) than those then in effect under the Operative Documents, then and in such event, upon the written consent of each Lender (not including each Lender that has elected to be prepaid pursuant to the immediately succeeding sentence) such financial covenants shall automatically be deemed to be incorporated into the Operative Documents by reference and the financial covenants then in effect under the Operative Documents shall be deemed replaced by such new financial covenants.  The Lease Obligors hereby agree to pay to each Lender that does not consent to the incorporation of the financial covenants described in the immediately preceding sentence its pro rata portion of the Lease Balance, along with all other amounts then due and owing to such Lender under the Operative Documents, including, without limitation, Break Costs, if any, on the next Payment Date succeeding such Lender’s notice of its non-consent to the incorporation of such financial covenants.  In the event that Mandalay and/or any of its Subsidiaries enters into any Replacement Loan Agreement, which agreement contains financial covenants which are more restrictive (in the reasonable opinion of the Required Lenders) than those then in effect under the Operative Documents, then and in such event, such financial covenants shall automatically be deemed to be incorporated into the Operative Documents by reference and the financial covenants then in effect under the Operative Documents shall be deemed replaced by such new financial covenants.

Article VII

Covenants of Creditors

Section 7.1.                           Covenants of Trustee.  Trustee, in its individual capacity, covenants with each of the other parties hereto as follows, it being understood that the sole remedies for the breach of these covenants shall be to sue for damages or for specific performance and that any such breach shall not modify or terminate any Lease Obligor’s obligations under this Agreement or any other Operative Document:

(a)                                  So long as this Agreement remains in effect or so long as the obligations of any Lessee arising hereunder have not been fully and finally discharged, Trustee, whether in its individual capacity or as Trustee, will not create, incur, assume or suffer to exist any Liens on the Trust Estate attributed to Trustee, in its individual capacity and/or as Trustee, and shall indemnify, reimburse and hold each Lender and each Lessee harmless from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, or causes of action and all legal proceedings, and any costs or expenses in connection therewith, including reasonable legal fees and expenses, of whatever kind and nature, imposed on, incurred by or asserted against any Lender or any Lessee in any way relating to, or arising in any manner out of, failure by Trustee in its individual capacity or as Trustee to comply with this Section 7.1(a);

(b)                                 The Trustee shall apply funds held by it in its capacity as Trustee hereunder as required by this Agreement and the other Operative Documents;

(c)                                  The Trustee may resign or be removed by the Lenders as Trustee, a successor Trustee may be appointed, and a corporation may become Trustee under the Trust Agreement, only in accordance with the provisions of Section 6.10 of the Trust Agreement.  Notwithstanding anything to the contrary contained in this Agreement or the Trust Agreement, so long as no Event of Default shall be continuing, the appointment of a successor Trustee shall be subject to the consent of Lessees (such consent not to be unreasonably withheld); and

(d)                                 The Trustee on behalf of the Trust shall not contract for, create, incur or assume any indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Documents and, for the benefit of Lessees and the Lenders, agrees to be bound by Section 2.2 of the Trust Agreement.

Section 7.2.                           Covenants of Lenders.  Each Lender, severally and not jointly, covenants with each of the other parties hereto as follows, it being understood that the sole remedies for the breach of these covenants shall be to sue for damages or for specific performance and that any such breach shall not modify or terminate any Lessee’s obligations under Section 5.1 of the Lease:

(a)                                  provided that no Event of Default shall have occurred and be continuing, it will not, through its own actions, interfere with any Lessee’s (or any permitted sublessee’s or assignee’s) rights hereunder with respect to any Equipment during the term of the Lease; and

(b)                                 it will keep the Equipment, the Lease and all other Collateral free and clear from all Lessor Liens attributable to it, provided that it may contest any such Lessor Lien pursuant to a Permitted Contest.

Section 7.3.                           Trust Agreement.  Without prejudice to any right under the Trust Agreement of Trustee to resign, the Trustee hereby agrees with Lessees (so long as no Event of Default shall have occurred and be continuing), the Lenders and Collateral Agent, (a) not to terminate or revoke the trust created by the Trust Agreement except as permitted by the terms of the Trust Agreement prior to the later of the Expiration Date or the payment in full of the obligations under the Operative Documents, (b) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement prior to the Expiration Date in such a manner as to materially and adversely affect the rights of any such party, (c) except as otherwise expressly authorized under the Operative Documents not to withdraw from the Trust Estate any funds other than amounts payable to it by Lessor as distributions of Basic Rent and Supplemental Rent without the prior written consent of each such party, and (d) to comply with all of the terms of the Trust Agreement applicable to it the nonperformance of which would adversely affect Lessees.

Section 7.4.                           Loan Agreement.  Trustee, Collateral Agent, Lessees, and each Lender hereby agree that, so long as the Lease is in effect, Trustee shall not consent to or permit any amendment of the terms and provisions of the Loan Agreement or any Note, whether or not any Lease Event of Default shall have occurred and be continuing, if any such amendment or action would have the effect of increasing the obligations of Lessees or decreasing the rights of Lessees, in each case without the prior written consent of the Lessees, except that without such consent, Trustee may waive performance by Collateral Agent of obligations to Trustee the non-performance of which does not adversely affect Lessees.

Article VIII

Assignment by Lenders; Participations

Section 8.1.                           Assignments.  (a) All or any of the right, title or interest and obligations of any Lender in and to any Note or other Operative Document and the rights, benefits, advantages and obligations of any Lender hereunder, including the rights to receive payment of rental or any other payment hereunder, and the rights, titles and interests in and to the Equipment may be assigned or transferred by such Lender to an Eligible Assignee at any time by transfer of the Note representing such interest in accordance with the provisions of this Article VIII; provided, however, that (i) such assignment shall be evidenced by an Assignment and Acceptance in substantially the form attached hereto as Exhibit A-1 or A-2, as applicable (each, an “Assignment and Acceptance”), (ii) except in the case of an assignment to an Affiliate or a Related Fund of the assigning Lender, to another Lender or of the entire remaining interest of the assigning Lender, the assignment shall not assign a portion of the applicable Commitment which is less than $1,000,000, (iii) the effective date of any such assignment shall be as specified in the Assignment and Acceptance, but not earlier than the date which is five (5) Business Days after the date Trustee and Collateral Agent have received the Assignment and Acceptance, and (iv) such assignment shall comply with all applicable securities laws.  Upon the effective date of such Assignment and Acceptance, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement and the other Operative Documents, with the interest (in the amount) therein set forth and, to the extent of such interest, the assigning Lender shall be released from its further obligations under this Agreement and the other Operative Documents. Trustee agrees that it shall execute and deliver (against delivery by the assigning Lender to Trustee of its Note) to such assignee Lender, a Note evidencing that assignee Lender’s interest, and to the assigning Lender, a Note evidencing the remaining interest retained by the assigning Lender.

(b)                                 By executing and delivering an Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that:  (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the representations and warranties made pursuant to clause (vii) below, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Operative Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of any Lease Obligor for the performance by any Lease Obligor of the Obligations; (iii) it has received a copy of this Agreement and the other Operative Documents, together with copies of the most recent financial statements pursuant to Sections 6.1(p) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) it will, independently and without reliance upon any other Creditor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Operative Documents; (v) it appoints and authorizes Trustee and Collateral Agent, on behalf of the Lenders, to take such action and exercise such powers under this Agreement and the other Operative Documents as are delegated to Trustee and Collateral Agent, respectively, by this Agreement and the other Operative Documents; (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Operative Documents are required to be performed by it as a Lender; (vii) it represents to the other Creditors (A) as set forth in Section 5.2 with respect to such Lender and (B) that, and also covenants to such Persons that, it will not transfer its applicable Instrument(s) unless the proposed transferee makes the foregoing representations and covenants.

(c)                                  The Trustee shall maintain a copy of each Assignment and Acceptance delivered to it.  After receipt of a completed Assignment and Acceptance executed by any Lender and Eligible Assignee, and receipt of an assignment fee of $1,000 from such Eligible Assignee (provided that such fee shall be waived if such Eligible Assignee is an Affiliate or a Related Fund of the assigning Lender or an existing Lender), Trustee shall, promptly following the effective date thereof, provide to Lessees and the Lenders a revised Schedule III giving effect thereto.

(d)                                 If any Eligible Assignee is not incorporated under the laws of the United States or any state thereof, such assignee shall deliver to Agent Lessee, Collateral Agent and Trustee within twenty (20) days after the Closing Date (or after accepting an Assignment and Acceptance) a properly completed and executed Internal Revenue Service Form W-8 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States, in any such case, reasonably satisfactory to Agent Lessee and Trustee, certifying that no withholding under the federal income tax laws is required with respect to such Eligible Assignee.  Thereafter and from time to time, each such Eligible Assignee shall (a) promptly submit to Agent Lessee (with a copy to Trustee), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is reasonably satisfactory to Agent Lessee and Trustee of any available exemption from, United States withholding taxes in respect of all payments to be made to such Eligible Assignee by Lessees pursuant to this Agreement and the other Operative Documents and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Eligible Assignee, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable laws that Lessees make any deduction or withholding for taxes from amounts payable to such Eligible Assignee.

(e)                                  Notwithstanding anything in this Section 8.1 to the contrary, any Lender may at any time pledge its Instrument(s) or any other instrument evidencing its rights as a Lender under this Agreement and the other Operative Documents to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

Section 8.2.                           Participations.  Any Lender may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a “Sub-Participant”) participating interests in all or a portion of its rights and obligations under this Agreement, the other Operative Documents, the Equipment or its Instrument(s) (including all or any portion of the Rent owing to it); provided, however, that:

(a)                                  no participation contemplated in this Section 8.2 shall relieve such Lender from its obligations hereunder or under any other Operative Document;

(b)                                 such Lender shall remain solely responsible for the performance of its Commitment and other obligations;

(c)                                  Lessees shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Operative Documents and such Lender shall have the sole right to enforce its rights under the Operative Documents;

(d)                                 no Sub-Participant, unless such Sub-Participant is an Affiliate of such Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Operative Document or have any direct or indirect voting or approval rights on any matter other than voting or approval rights relating to (A) an extension of the Expiration Date, (B) a decrease in the Interest Rate or change to the definition thereof, (C) a release of all or any substantial portion of the Collateral from the Liens created under the Operative Documents in favor of Trustee and the Lenders (except in accordance with the Operative Documents), or (D) a reduction of the Lease Balance or any amount of Rent due hereunder except pursuant to Section 14.1 of the Lease;

(e)                                  the participation interest shall not restrict an increase in aggregate Commitments or in the granting Lender’s Commitment so long as the amount of the participation interest is not affected thereby; and

(f)                                    no Sub-Participant shall be entitled to any reimbursement for any Taxes, funding losses, additional costs, capital costs or reserve requirements pursuant to any of Sections 9.5, 9.6 and 9.7 in excess of a proportionate amount which would have been payable to the initial Lender from whom such Person directly or indirectly acquired its participation.

Section 8.3.                                Miscellaneous Provisions Regarding Assignments and Participations.  Notwithstanding anything contained in this Article VIII to the contrary, the rights of the Lenders to make assignments of, and grant participations in, their respective Commitments shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws.

Article IX

Indemnification

Section 9.1.                           General Indemnification.  Whether or not the transactions contemplated hereby are consummated, to the fullest extent permitted by Applicable Laws, each Lessee hereby (x) waives and releases any Claims now or hereafter existing against any Indemnitee on account of, and (y) agrees to indemnify, protect, defend, save and keep harmless each Indemnitee on an after-tax basis (in accordance with Section 9.5) from and against, any and all Claims of every kind and nature whatsoever that may be imposed on, incurred by, or asserted against any Indemnitee, which are not directly and primarily caused by the gross negligence or willful misconduct of the Indemnitee (provided that the indemnification provided under this Section 9.1 shall specifically include matters based on or arising from the negligence of any Indemnitee), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Closing Date or after the Expiration Date, and which relates in any way to or arises in any way out of:

(a)                                  any of the Operative Documents or any of the transactions contemplated thereby, or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof;

(b)                                 any Facility at which any portion of the Equipment is at any time located, the Equipment or any part thereof, or any interest in any of the foregoing;

(c)                                  the acquisition, mortgaging, design, manufacture, re-manufacture, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, titling or retitling, transfer of title, registration or re-registration, redelivery, use, operation, condition, financing, refinancing, return or other application of all or any part of any interest in the Equipment or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) on any of the Equipment, including (i) Claims or penalties arising from any violation of Applicable Laws (other than any such violation primarily caused by the Indemnitee) or in tort (strict liability or otherwise), (ii) loss of or damage to the environment (including investigation costs, cleanup costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, and all other damages, costs, fees and expenses, fines and penalties, including natural resource damages), or death or injury to any Person, and any mitigative action required by or under Environmental Laws, (iii) latent or other defects, whether or not discoverable, and (iv) any Claim for patent, trademark or copyright infringement;

(d)                                 the sale or other disposition of any of the Equipment, including any disposition as a result of the exercise of remedies;

(e)                                  the offer, issuance, sale, execution or delivery of the Notes;

(f)                                    the breach by any Lessee of any representation or warranty made by it or deemed made by it in any Operative Document;

(g)                                 the transactions contemplated hereby or by any other Operative Document in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any Prohibited Transaction described in Section 4975(c) of the Code;

(h)                                 any Claims related to the Release from any applicable Facility upon or at which any of the Equipment is located or any of the Equipment of any substance into the environment, including Claims arising out of the use of any Equipment for the transportation or storage of any Hazardous Material;

(i)                                     any failure on the part of any Lessee to perform or comply with any of the terms of any Operative Document; or

(j)                                     any other agreement entered into or assumed by any Lessee in connection with any item of Equipment.

It is expressly understood and agreed that this Section 9.1 shall not apply to Claims to the extent resulting from:

(i)                                     Taxes (such Claims being subject to Section 9.2), except with respect to (1) taxes or penalties included in Claims described in clause (g) above, and (2) any payment necessary to make payments under this Section 9.1 in accordance with Section 9.5;

(ii)                                  as to an Indemnitee, Lessor Liens which such Indemnitee is responsible for discharging under the Operative Documents;

(iii)                               as to an Indemnitee, the gross negligence or willful misconduct of such Indemnitee or any Affiliate thereof or any of their respective agents, officers, directors, servants or employees thereof;

(iv)                              as to an Indemnitee, the incorrectness of any representation or warranty by such Indemnitee in any Operative Document;

(v)                                 as to an Indemnitee, the failure by any such Indemnitee to perform or observe any term, agreement, or covenant on its part required to be performed or observed in any Operative Document, except to the extent such failure results from a Default or Event of Default;

(vi)                              as to an Indemnitee, the offer or sale by or on behalf or for the account of such Indemnitee of any Note or any interest in any of the Collateral (other than arising in connection with the exercise of rights or remedies following an Event of Default); and

(vii)                           any expense to any Indemnitee solely attributable to the appointment of a successor Trustee, other than any appointment of a successor Trustee, that is either (x) with the prior written consent of Lessees or (y) in connection with any Event of Default.

Section 9.2.                           General Tax Indemnity.  (a) Each Lessee shall pay, defend, indemnify and hold each Indemnitee harmless on an after-tax basis (in accordance with Section 9.5) from any and all United States federal, state and local Taxes and foreign Taxes imposed on or with respect to or in connection with any Indemnitee, the Equipment or any portion thereof, any Operative

Document, any Lessee or any sublessee or user of any Equipment, howsoever imposed, whether levied or imposed upon or asserted against any Indemnitee, any Equipment, or any part thereof, by any Governmental Agency (including for this purpose any federal, state or local Governmental Agency in the United States and any Governmental Agency of a foreign country), upon or with respect to:

(i)                                     the acquisition, mortgaging, design, manufacture, re-manufacture, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, titling or retitling, transfer of title, registration or re-registration, redelivery, use, operation, condition, financing, refinancing, sale, return or other application or disposition of all or any part of any interest in the Equipment or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon,

(ii)                                  Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to the Equipment or any part thereof, or any interest therein or any applications or dispositions thereof,

(iii)                               any other amount paid or payable pursuant to this Agreement, the Notes or any other Operative Documents,

(iv)                              the Equipment or any part thereof or any interest therein,

(v)                                 all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto, and

(vi)                              otherwise with respect to or in connection with the transactions contemplated by the Operative Documents;

provided, however, that the indemnification obligation of this Section 9.2(a) shall not apply to (1) Taxes which are based upon or measured by the Indemnitee’s gross receipts (other than sales, use, transfer, excise, rental, license, ad valorem, value added or property Taxes) and gross or net income (other than sales, use, transfer, excise, rental, license, ad valorem, value added or property Taxes) or which are expressly in substitution for, or relieve Indemnitee from, any actual Tax based upon or measured by Indemnitee’s gross receipts and gross or net income; (2) Taxes characterized under local law as franchise, capital stock, net worth, or shareholder’s capital or substantially similar Taxes however denominated (excluding, however, any value-added, license, property or similar Equipment-related Taxes); and (3) if no Event of Default shall have occurred and be continuing, Taxes based upon the voluntary transfer, assignment or disposition by Trustee or any Lender of any interest in any of the Equipment (other than transfers to any Lessee pursuant to this Agreement).  Notwithstanding the proviso of the preceding sentence of this Section 9.2(a), Lessees shall pay or reimburse, and indemnify and hold harmless, any Indemnitee which is not incorporated under the laws of the United States or a state thereof and which has timely and correctly complied with Section 9.2(c), from any deduction or withholding of any United States Federal income tax.

All of the indemnities contained in this Section 9.2 shall continue in full force and effect notwithstanding the expiration or earlier termination of the Lease in whole or in part, including the termination of the Lease with respect to any item of Equipment or all of the Equipment, and are expressly made for the benefit of, and shall be enforceable by, each Indemnitee.

(b)                                 Any Lessee at such time as it identifies such reports and returns, will promptly notify Trustee and Collateral Agent (on behalf of the Lenders) of all reports or returns required to be made with respect to any Tax with respect to which Lessees are required to indemnify hereunder, and will, if permitted by Applicable Laws, file the same.  If Lessees are not permitted to so file, but are permitted to prepare such reports or returns, Lessees shall prepare such reports or returns for signature by Trustee or the applicable Lender and shall forward the same, together with immediately available funds for payment of any Tax due, to Trustee or such Lender, at least ten (10) days in advance of the date such payment is to be made.  Upon written request, Agent Lessee shall furnish Trustee, Collateral Agent or any Lender with copies of all paid receipts or other appropriate evidence of payment for all Taxes paid by Lessees pursuant to this Section 9.2.

(c)                                  Before it signs and delivers this Agreement or before it becomes a Lender, each Lender not incorporated under the laws of the United States or a state thereof, agrees that it will have delivered to each of Agent Lessee, Trustee and Collateral Agent two duly completed copies of United States Internal Revenue Service Form W-8, which form as completed by such Lender has the effect of establishing that in either case that such Lender is entitled to receive payments under the Operative Documents without deduction or withholding of any United States Federal income taxes.  Each Lender which so delivers a Form W-8 further undertakes to deliver to each of Agent Lessee, Trustee and Collateral Agent two additional copies of such form (or a successor form) or a new form as may be required by applicable Tax regulations on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Agent Lessee or Trustee, in each case certifying that such Lender is entitled to receive payments under the Operative Documents without deduction or withholding of any United States Federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Agent Lessee and Trustee that it is not capable of receiving payments without any withholding of United States Federal income tax.

(d)                                 If a Lender or Trustee or Collateral Agent shall become aware that it is entitled to receive a refund in respect of any Taxes paid or indemnified by Lessees under this Section 9.2 it shall notify Agent Lessee and shall, promptly after receipt of a request by Agent Lessee, apply for and pursue such a refund.  If any Lender or Trustee or Collateral Agent receives a refund in respect of Taxes for which such Lender, Trustee or Collateral Agent has received payment or indemnification from Lessees hereunder it shall promptly upon receipt pay such refund to Lessees together with any interest that it received with payment of such refund.

(e)                                  A Lender or Trustee or Collateral Agent claiming any amounts payable pursuant to this Section 9.2 shall use reasonable efforts to file any certificate or document requested by Agent Lessee (to the extent that such party is legally permitted to do so) and to change the jurisdiction of its office applicable to the Operative Documents if the making of such filing or change would avoid the need for or reduce the amount of any amounts that may thereafter accrue provided that such efforts would not result in the incurrence by such Lender, Trustee or Collateral Agent of any material cost for which Lessees have not provided such security or indemnity as may be reasonably required by such Lender, Trustee or Collateral Agent to indemnify it in full for such cost.

Section 9.3.                           [Reserved.]

Section 9.4.                           Claims Procedure.  An Indemnitee shall, after obtaining knowledge thereof, promptly notify Agent Lessee of any Claim as to which indemnification is sought; provided, however, that the failure to give such notice shall not release any Lessee from any of its obligations under this Article IX, except to the extent that failure to give notice of any action, suit or proceeding against Indemnitee shall have a material adverse effect on Lessees’ ability to defend such Claim or recover proceeds under any insurance policies maintained by Lessees hereunder.  Lessees shall, after obtaining knowledge thereof, promptly notify each Indemnitee of any indemnified Claim affecting such Person.  Subject to the provisions of the following paragraph and provided that no Default or Event of Default shall have occurred and be continuing, Lessees shall at their sole cost and expense be entitled to control the defense of each such Claim; provided further, that Lessees shall keep the Indemnitee which is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnitee with all information with respect to such proceeding as such Indemnitee shall reasonably request.

Notwithstanding any of the foregoing to the contrary, Lessees shall not be entitled to control and assume responsibility for the defense of such claim or liability if in the good faith opinion of such Indemnitee, there exists a conflict of interest such that it is advisable for such Indemnitee to retain control of such proceeding or such claim or liability involves the possibility of criminal sanctions or criminal liability to such Indemnitee.  In such circumstances, the Indemnitee shall be entitled to control and assume responsibility for the defense of such claim or liability, provided that the Indemnitee shall use reasonable commercial efforts to keep Lessees apprised of the status of such proceeding and shall provide Agent Lessee with all non-confidential and non-privileged information with respect to such proceeding as Agent Lessee shall reasonably request in writing.  In any event, Lessees shall pay the reasonable costs and expenses of such defense.  In addition, any Indemnitee may participate in any proceeding controlled by any Lessee pursuant to this Section 9.4 at its own expense.  Any Lessee may in any event participate in all such proceedings at its own costs.  Nothing contained in this Section 9.4 shall be deemed to require an Indemnitee to contest any Claim or assume responsibility for or control of any judicial proceeding with respect thereto nor shall any failure of an Indemnitee to keep Lessees apprised of any Claim or to provide Lessees requested information in connection with any Claim affect in any manner Lessees’, Guarantors’ or any Sublessee’s obligations under any of the Operative Documents.

The Indemnitee shall supply Agent Lessee with such information as is available to the Indemnitee and is requested by Agent Lessee as in the reasonable opinion of counsel to Agent Lessee is necessary or advisable for the applicable Lessee to control or participate in any proceeding to the extent permitted by this Section 9.4.  Unless such Indemnitee waives its right to be indemnified with respect to a Claim under this Article IX or, in the reasonable opinion of the Indemnitee, such Claim exposes such Indemnitee to any risk of criminal liability, no Indemnitee shall enter into a settlement or other compromise with respect to such Claim without the prior written consent of Lessees, which consent shall not be unreasonably withheld or delayed, provided that no such consent shall be required if a Default or Event of Default shall have occurred and be continuing.  Each Indemnitee further agrees, in the case of any Claim covered by any policy of insurance maintained pursuant to Section 13.1 of the Lease, to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be reasonably required by such policy to maintain the insurance coverage provided.  In the event any Lessee proposes to settle the defense of any Claim and such Indemnitee determines in its good faith reasonable judgment that such proposed settlement would have a material adverse effect on such Indemnitee unrelated to the transactions contemplated by the Operative Documents, then such Indemnitee shall have the right to not enter into such proposed settlement and to assume the contest of such Claim.  In such event, Lessees shall be relieved of any further obligation to defend such Claim and shall be released of any obligation to indemnify in respect of such Claim in excess of the liability Lessees would have accepted if such proposed settlement had been consummated.  To the extent that any Indemnitee in fact receives complete and full indemnification payments from or on behalf of Lessees under the indemnification provisions of this Article IX (or its insurers), Lessees shall, without any further action, be subrogated to the extent of such payment to such Indemnitee’s rights (other than rights in respect of insurance policies maintained by such Indemnitee at its own expense), with respect to the transaction or event requiring or giving rise to such Claim.

Section 9.5.                           Gross Up.  If an Indemnitee shall not be entitled at any time to a substantially corresponding and equal deduction, credit, offset, refund or other tax benefit with respect to any payment or Tax which Lessees are required to pay or reimburse under any other provision of this Article IX (each such payment or reimbursement under this Article IX, an “original payment”) and which original payment constitutes income to such Indemnitee, then Lessees shall pay to such Indemnitee on demand the amount of such original payment on a gross-up basis such that, after subtracting all Taxes imposed on such Indemnitee with respect to such original payment by Lessee (including any Taxes otherwise excluded from the indemnification provided under Section 9.2 and assuming for this purpose that such Indemnitee was subject to taxation at the highest federal marginal rates applicable to widely held corporations and the actual state or local rate then applicable to such Indemnitee for the year in which such income is taxable), such payments shall be equal to the original payment to be received (net of any credits, deductions, offsets, refunds or other tax benefits that arise from the payment by such Indemnitee of any amount, including Taxes, for which the payment to be received is made).

Section 9.6.                           Increased Commitment Costs.  If any Lender shall determine that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Eurodollar Office) or any corporation controlling the Lender, with any request, guidelines or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under the Operative Documents, then, within five (5) Business Days after demand of such Lender, Lessees shall pay to such Lender, from time to time as specified by such Lender additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under the Operative Documents.  Each Lender shall endeavor to assure that each demand made of Lessees under this Section affords treatment to Lessees which is substantially similar to that which such Lender affords to its other similarly situated customers.

Section 9.7.                           Additional Costs and Related Matters.  (a) If, after the date hereof, the existence or occurrence of any Special LIBO Circumstance shall:

(i)                                     subject any Lender to any tax, duty or other charge or cost with respect to any Loan on a LIBO Rate basis (in each case, a “LIBO Rate Investment”), its Note evidencing such LIBO Rate Investments or its obligation to make or maintain LIBO Rate Investments, or shall change the basis of taxation of payments to any Lender of the principal of or interest on any LIBO Rate Investment or any other amounts due under the Operative Documents or in respect of any LIBO Rate Investment, its Note evidencing LIBO Rate Investments or its obligation to make or maintain LIBO Rate Investments, excluding, with respect to each Lender, and any Affiliate thereof, (A) Taxes imposed on or measured in whole or in part by its net income, gross income or gross receipts or capital and franchise taxes imposed on it, (B) any withholding Taxes or other Taxes based on gross income (other than withholding Taxes and Taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (C) any withholding Taxes or other Taxes based on gross income for any period with respect to which it has failed to provide Agent Lessee and Trustee with the appropriate form or forms required by Section 9.2(c), to the extent such forms are then required by Applicable Laws;

(ii)                                  impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including any reserve imposed by the Board of Governors of the Federal Reserve System) special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(iii)                               impose on any Lender or the London interbank market any other condition materially affecting any LIBO Rate Investment, its Note evidencing LIBO Rate Investments, its obligation to make or maintain LIBO Rate Investments or any of the Operative Documents, or shall otherwise materially affect any of the same;

and the result of any of the foregoing, as determined by such Lender, increases the cost to such Lender of making or maintaining any LIBO Rate Investment or in respect of its Note evidencing LIBO Rate Investments or its obligation to make or maintain LIBO Rate Investments or reduces the amount of any sum received or receivable by such Lender with respect to any LIBO Rate Investment, its Note evidencing LIBO Rate Investments or its obligation to make or maintain LIBO Rate Investments, then, provided that such Lender makes demand upon Agent Lessee (with a copy to Trustee) within ninety (90) days following the date upon which it becomes aware of any such event or circumstance, Lessees shall within five (5) Business Days pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.  Each Lessee hereby indemnifies each Lender against, and agrees to hold each Lender harmless from and reimburse such Lender within five (5) Business Days after demand for (without duplication) all costs, expenses, claims, penalties, liabilities, losses, legal fees and damages incurred or sustained by each Lender in connection with the Operative Documents, or any of the rights, obligations or transactions provided for or contemplated herein, as a result of the existence or occurrence of any Special LIBO Circumstance.  A statement of any Lender claiming compensation under this subsection and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  Each Lender agrees to endeavor promptly to notify Agent Lessee of any event of which it has Actual Knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to this Section and agrees to use reasonable commercial efforts to reduce the amount of such compensation if such efforts will not, in the judgment of such Lender, otherwise be materially disadvantageous to such Lender.  If any Lender claims compensation under this Section, Lessees may at any time, upon at least four (4) Business Days’ prior notice to Trustee and such Lender and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee required by Section 9.7(d), pay in full the affected LIBO Rate Investments of such Lender or request that such LIBO Rate Investments be converted to investments based on the Base Rate (each, a “Base Rate Investment”).  To the extent that any Lender which receives any payment from Lessees under this Section later receives any funds which are identifiable as a reimbursement or rebate of such amount from any other Person, such Lender shall promptly refund such amount to Lessees.

(b)                                 If the existence or occurrence of any Special LIBO Circumstance shall, in the opinion of any Lender, make it unlawful, impossible or impracticable for such Lender to make, maintain or fund any LIBO Rate Investment, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, or to determine or charge interest rates based upon the LIBO Rate, and such Lender shall so notify Trustee, then such Lender’s obligation to make LIBO Rate Investments shall be suspended for the duration of such illegality, impossibility or impracticability and Trustee forthwith shall give notice thereof to the Lenders, Collateral Agent and Agent Lessee.  Upon receipt of such notice, the outstanding principal amount of such Lender’s LIBO Rate Investments, together with accrued interest thereon, automatically shall be converted to Base Rate Investments on either (i) the last day of the Rent Period applicable to such LIBO Rate Investments if such Lender may lawfully continue to maintain and fund such LIBO Rate Investments to such day(s) or (ii) immediately if such Lender may not lawfully continue to fund and maintain such LIBO Rate Investments to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under Section 9.7(d).  Each Lender agrees to endeavor promptly to notify Agent Lessee of any event of which it has Actual Knowledge, occurring after the Closing Date, which will cause that Lender to notify Trustee under this Section 9.7(b), and agrees to use reasonable  commercial efforts to avoid the need for such notice if such efforts will not, in the judgment of such Lender, otherwise be disadvantageous to such Lender.  In the event that any Lender is unable, for the reasons set forth above, to maintain or convert its portion of Lease Balance as a LIBO Rate Investment, such Lender shall convert such amount to a Base Rate Investment for the same period of time, and such amount shall be treated in all respects as a Base Rate Investment.  Any Lender whose obligation to make LIBO Rate Investments has been suspended under this Section 9.7(b) shall promptly notify Collateral Agent and Agent Lessee of the cessation of the Special LIBO Circumstance which gave rise to such suspension.

(c)                                  If, with respect to any proposed advance of a Loan:

(1)                                  the Required Lenders reasonably determine that, by reason of circumstances affecting the London interbank market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender that is a commercial bank in the London interbank market for the applicable Rent Period; or

(2)                                  the Required Lenders advise Trustee that the LIBO Rate as determined by Collateral Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the London interbank market in the relevant amount for the applicable Rent Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable LIBO Rate Investments;

then Trustee forthwith shall give notice thereof to Agent Lessee, Collateral Agent, Trustee and the Lenders, whereupon until Collateral Agent notifies Agent Lessee that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future LIBO Rate Investments shall be suspended.

(d)                                 Upon payment or prepayment of any LIBO Rate Investment, (other than as the result of a conversion required under Section 9.7(b)), on a day other than the last day in the applicable Rent Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise) or if delivery of Equipment is not made on the Advance Date, Lessees shall pay to the appropriate Lender that has made a funding with respect thereto within five (5) Business Days after demand a prepayment fee or a failure to fund fee, as the case may be (determined as though 100% of the Funding had been made in the London interbank market) equal to the sum of:

(i)                                     principal amount of the LIBO Rate Investment prepaid (or not funded, as the case may be) times the quotient of (A) the number of days between the date of prepayment (or failure to fund, as applicable) and the last day in the applicable Rent Period, divided by (B) 360, times the applicable Interest Differential (provided that the product of the foregoing formula must be a positive number); plus

(ii)                                  all out-of-pocket expenses incurred by the Lender reasonably attributable to such payment or prepayment.

Each Lender’s determination of the amount of any prepayment fee payable under this Section 9.7(d) shall be conclusive in the absence of manifest error.

Section 9.8.                           Trustee Indemnification.  Lenders shall reimburse and indemnify and protect and save harmless Trustee from and against any and all losses, damages, liabilities, claims, actions, suits, obligations, penalties, demands, disbursements and expenses, including taxes and counsel fees, and including tort claims for which Trustee is strictly liable, which may be asserted against or incurred by reason of the Bank being or having been Trustee under the Trust Agreement and the other Operative Documents or acting hereunder or under the Operative Documents or the performance or enforcement of any of the terms hereof, or arising out of or relating to this Agreement or the Operative Documents or the Equipment or the Rent and other sums payable therefor, or the manufacture, purchase, installation, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Equipment or in any way relating to or arising out of the Trust Estate or the action or the inaction of the Bank or Trustee hereunder or by reason of any occurrence while so acting; provided, that the Lenders shall not be so obligated in respect of any such losses, damages, liabilities, claims, actions, suits, obligations, penalties, demands, disbursements and expenses, including taxes and counsel fees pursuant to this Section 9.8, arising from or as a result of (a) the willful misconduct or gross negligence of the Bank or Trustee, or the negligence of the Bank or Trustee in the handling of funds, (b) any taxes on, with respect to or measured by any amounts paid to the Bank as compensation for services or otherwise under the Operative Documents, or (c) the inaccuracy of representations and warranties made by the Bank in the Operative Documents or in any certificate or document delivered pursuant thereto; and, provided, further, that neither the Bank nor Trustee shall make any claim under this Section 9.8 for any claim or expense indemnified against by Lessees under Section 9.1 without first making demand on Lessees for payment of such claim or expense.  The provisions of this Section 9.8 shall continue in force and effect notwithstanding the termination of the Trust, the resignation or removal of Trustee or the obligation of any other party to any Operative Document to make any payment to Trustee which a Lender is required to make pursuant to this Section 9.8; provided that such provisions shall apply to such Lenders only for claims arising during the period in which such Lender’s Note remains outstanding.  The obligations of the Lenders under this Section 9.8 shall be several and not joint and pro rata in accordance with their respective Loan Balances (and if a determination is to be made after all Loan Balances are paid, such determination shall be made based upon the Loan Balances immediately prior to final payment thereof).

Article X

Miscellaneous

Section 10.1.                    Survival of Agreements.  The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties’ obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Agreement and any of the other Operative Documents, the transfer of the interest in the Equipment as provided herein or in any other Operative Documents (and shall not be merged into any other conveyance or transfer document), any disposition of any interest of Trustee in the Equipment, the purchase and sale of the Notes, payment therefor and any disposition thereof, and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

Section 10.2.                    No Broker, etc.  Except for Lessees’ dealing with Banc of America Leasing & Capital, LLC, as Arranger, each of the parties hereto represents to the others that it has not retained or employed any arranger, broker, finder or financial advisor to act on its behalf in connection with this Agreement, nor has it authorized any arranger, broker, finder or financial adviser retained or employed by any other Person so to act, nor has it incurred any fees or commissions to which Trustee, Collateral Agent or any Lender might be subjected by virtue of their entering into the Overall Transaction.  Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

Section 10.3.                    Notices.  Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given and shall be effective:  (i) in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter or on the third Business Day after depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, (ii) in the case of a prepaid delivery to a reputable national overnight air courier service, on the Business Day following such date of delivery, and (iii) in the case of notice by facsimile or bank wire, when receipt is confirmed if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter, addressed as provided on Schedule IV hereto, or to such other address as any of the parties hereto may designate by written notice.

Section 10.4.                    Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.5.                    Amendments.  No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified without the written agreement or consent of Trustee, Collateral Agent, the Lease Obligors and the Required Lenders; provided, however, that Section 10.18 hereof may not be terminated, amended, supplemented, waived or modified without the written agreement or consent of the Arranger; and provided, further, that such termination, amendment, supplement, waiver or modification shall require the written agreement or consent of each Lender if such termination, amendment, supplement, waiver or modification would:

(a)                                  modify any of the provisions of this Section 10.5, change the definition of “Required Lenders” or modify or waive any provision of an Operative Document requiring action by each Lender;

(b)                                 amend, modify, waive or supplement any of the provisions of Sections 3.2, 3.3(b), 3.4 or 4.3 hereof or Section 2.5, 2.6, 2.7 or 2.8 of the Loan Agreement;

(c)                                  reduce, modify, amend or waive any fees or indemnities in favor of any Lender, including without limitation amounts payable pursuant to Article IX (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

(d)                                 modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of the Operative Documents), any Loan, the Lease Balance, any Loan Balance, Fees, Interest or, subject to clause (b) above, any other amount payable under the Lease or this Agreement, or modify the definition or method of calculation of Rent (other than pursuant to the terms of the Operative Documents), Loans, Lease Balance, Total Loan Balance, Fees, Interest or any other definition which would affect the amounts to be advanced or which are payable under the Operative Documents;

(e)                                  consent to any assignment of the Lease by Lessees, releasing Lessees from their obligations in respect of the payments of Rent, Total Loan Balance or Lease Balance or changing the absolute and unconditional character of such obligations; or

(f)                                    release any Lien granted by any Lessee or Lessor under the Operative Documents or release any Guarantor from the Guaranty, except as provided in the Operative Documents.

Section 10.6.                    Headings, etc.  The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

Section 10.7.                    Parties in Interest.  Except as expressly provided in Section 10.2 or elsewhere herein, none of the provisions of this Agreement is intended for the benefit of any Person except the parties hereto. No Lessee shall assign or transfer any of its rights or obligations under the Operative Documents without the prior written consent of the Required Lenders.

Section 10.8.                    Governing Law.  This Agreement shall in all respects be governed by the internal law of the State of New York as to all matters of construction, validity and performance (including Sections 5-1401 and  5-1402 of the New York General Obligations Law but excluding, to the maximum extent permitted by law, all other conflicts of law principles).

Section 10.9.                    Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.10.             Liability Limited.  No Lender shall have any obligation to any other Lender or to any Lease Obligor, Lessor or Collateral Agent with respect to the Overall Transaction, except those obligations of such Lender expressly set forth in the Operative Documents (including liability any such Lender may have with respect to any inaccuracy or breach of the representations and warranties of such Lender expressly set forth herein), or except as set forth in the instruments delivered in connection therewith, and no Lender shall be liable for performance by any other party hereto of such other party’s obligations under the Operative Documents, except as otherwise so set forth.

Section 10.11.             [Reserved].

Section 10.12.             Waiver of Jury Trial.  The parties hereto voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement or any other Operative Document, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any of the parties hereto and thereto.  The parties hereto hereby agree that they will not seek to consolidate any such litigation with any other litigation in which a jury trial has not or cannot be waived. The provisions of this Section 10.12 have been fully negotiated by the parties hereto and shall be subject to no exceptions. Each Lessee and each Guarantor acknowledges and agrees that it has received full and sufficient consideration for this provision (and each other provision of each other Operative Document to which it is a party) and that this provision is a material inducement for the Lenders entering into this Participation Agreement and each other Operative Document.

Section 10.13.             Confidentiality.  Each Creditor agrees to hold any confidential information that it may receive from Mandalay pursuant to this Agreement in confidence, except for disclosure:  (a) To Affiliates of that Creditor and to other Creditors; (b) To legal counsel and accountants for Mandalay or any Creditor; (c) To other professional advisors to Mandalay or any Creditor, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 10.13 or has notified such professional advisors of the confidentiality of such information; (d) To regulatory officials and self regulatory organizations having jurisdiction over that Creditor; (e) To any Governmental Agency or Gaming Board having regulatory jurisdiction over Mandalay or its Subsidiaries, provided that each Creditor agrees to use its best efforts to notify Mandalay of any such disclosure unless prohibited by Applicable Laws; (f) As required by Applicable Law or legal process (provided that the relevant Creditor shall endeavor, to the extent it may do so under Applicable Law, to give Mandalay reasonable prior notice thereof to allow Mandalay to seek a protective order) or in connection with any legal proceeding to which that Creditor and any Lease Obligor are adverse parties; and (g) To another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Creditor’s interests hereunder or a participation interest in its Instrument, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section.  For purposes of the foregoing, “confidential information” shall mean any information respecting Mandalay or its Subsidiaries reasonably considered by Mandalay to be confidential, other than (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Creditor, and (iii) information previously disclosed by Mandalay to any Person not associated with Mandalay without a confidentiality agreement substantially similar to this Section.  Nothing in this Section shall be construed to create or give rise to any fiduciary or other special duty on the part of any Creditor or any other Lease Obligor.  Notwithstanding anything to the contrary contained herein, there is no restriction (either express or implied) against any disclosure or dissemination by a Creditor to the IRS of the United States federal income tax structure or aspects of the transactions contemplated by this Agreement or any documents executed in connection therewith.  Further, each party hereto acknowledges that it has no proprietary rights to any United States federal income tax elements of this Agreement or the structure contemplated hereby.

Section 10.14.             Limited Liability of Trustee.  The parties hereto agree that the Bank shall have no personal liability whatsoever to any Lessee, the Lenders, Collateral Agent or any of their respective successors and assigns for any Claim based on or in respect of this Agreement or any of the other Operative Documents or arising in any way from the Overall Transaction; provided, however, that the Bank shall be liable in its individual capacity:  (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for liabilities that may result from the inaccuracy or incorrectness of any representation or warranty made by it in its individual capacity or as Trustee in this Agreement or in any certificate or document delivered pursuant hereto, or from the failure of the Bank to perform the covenants and agreements set forth in Section 7.1 hereof, whether as to itself or as Trustee, or any other breach by the Bank of any of its other covenants or obligations under any of the Operative Documents, (regardless whether such covenants and agreements concern the Bank, as such, or the Bank acting as Trustee) or (c) for any Tax based on or measured by any fees, commission or compensation received by it for actions contemplated by the Operative Documents.

Section 10.15.             Limited Liability of Collateral Agent.  The parties hereto agree that Collateral Agent, in its individual capacity, shall have no personal liability whatsoever to any Lessee, the Lenders, Trustee or any of their respective successors and assigns for any Claim based on or in respect of this Agreement or any of the other Operative Documents or arising in any way from the Overall Transaction; provided, however, Collateral Agent shall be liable in its individual capacity:  (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds) and, to each Lender for the breach of its obligations to such Lender in respect of the Operative Documents and the Equipment, (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in this Agreement, whether in its individual capacity, or as Collateral Agent, or from its failure to perform the covenants and agreements set forth in this Agreement or any other Operative Document, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for actions contemplated by the Operative Documents.  It is understood and agreed that, except as provided in the preceding proviso, Collateral Agent shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents.

Section 10.16.             Payment of Transaction Costs and Other Costs.

(a)          Transaction Costs and Continuing Expenses.  As and when any portion of Transaction Costs becomes due and payable, including the continuing fees, expenses and disbursements (including reasonable counsel fees) of Trustee, as Lessor under the Lease and as trustee under the Trust Agreement, with respect to the administration of the Trust Estate and Collateral Agent under the Operative Documents, such Transaction Costs shall be paid by Lessees as Supplemental Rent.

(b)         Amendments, Supplements and Appraisal.  Without limitation of the foregoing, from and after the Closing Date, Lessees agree to pay to the Lenders, Trustee and Collateral Agent all reasonable costs and expenses (including reasonable legal fees and expenses of special counsel to Collateral Agent and Trustee and a single document counsel for the Lenders) incurred by any of them in connection with:  (i) the considering, evaluating, investigating, negotiating and entering into or giving or withholding of any amendments or supplements or waivers or consents with respect to any Operative Document; (ii) any Casualty, Condemnation or termination of the Lease or any other Operative Document; (iii) the negotiation and documentation of any restructuring or “workout”, whether or not consummated, of any Operative Document; (iv) the enforcement of the rights or remedies against Lessees or Guarantors under the Operative Documents; or (v) any transfer by Trustee or a Lender of any interest in the Operative Documents during the continuance of an Event of Default.

Section 10.17.             Reproduction of Documents.  This Agreement, all documents constituting an Appendix, Schedule or Exhibit hereto, and all documents relating hereto received by a party hereto, including, without limitation:  (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by the Lenders or Trustee in connection with the receipt and/or acquisition of the Equipment; and (c) financial statements, certificates, and other information previously or hereafter furnished to Trustee, Collateral Agent or any Lender may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  Each of the parties hereto agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 10.18.             Role of Banc of America Leasing & Capital, LLC.  Each party hereto acknowledges hereby that it is aware of the fact that Banc of America Leasing & Capital, LLC or certain Affiliates thereof designated by it has acted as an “arranger” with respect to the Overall Transaction and that it or one of its Affiliates is also a Lender.  The parties hereto acknowledge and agree that Arranger and its Affiliates, including Bank of America, National Association and Banc of America Securities LLC, have not made any representations or warranties concerning, and that they have not relied upon Arranger as to, the tax, accounting or legal characterization or validity of (i) the Operative Documents or (ii) any aspect of the Overall Transaction.  The parties hereto acknowledge and agree that Arranger has no duties, express or implied, under the Operative Documents in its capacity as Arranger.  The parties hereto further agree that Section 4.1, Section 10.2, the first proviso in the first sentence of Section 10.5, this Section 10.18 and Section 11.6, are for the express benefit of Arranger, and Arranger shall be entitled to rely thereon as if it were a party hereto.

Section 10.19.             Relationship of Parties.  Each Creditor and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Bank, Collateral Agent, Lessees, Guarantors and their respective Affiliates as though such Creditor was not a Creditor hereunder and under the other Operative Documents and without notice to or consent of any Creditor or any other party hereto or to the other Operative Documents.  Each party hereto acknowledges that, pursuant to such activities, any Creditor and its Affiliates may receive information regarding Lessees, Guarantors, the Bank, Collateral Agent or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of one or more of Lessees, Guarantors, the Bank, Collateral Agent or their respective Affiliates) and acknowledges that such Persons shall be under no obligation to provide such information to them.

Section 10.20.             Agent Lessee; Joint and Several Liability.  For purposes of implementing the joint lessee provisions of this Agreement and the other Operative Documents and to facilitate administration of the Overall Transaction, each Lessee hereby irrevocably appoints Mandalay as its agent and attorney-in-fact for all purposes of the Operative Documents, including the giving and receiving of notices and communications.  Each Lessee shall be obligated for all of the Obligations on a joint and several basis.  Each Lessee acknowledges and agrees that, for purposes of the Operative Documents, Lessees constitute an integrated financial enterprise and that each receives a benefit from the availability of credit under the Operative Documents to all Lessees.  Each Lessee waives all defenses arising under the laws of suretyship, to the extent such laws are applicable, in connection with its joint and several obligations under the Operative Documents.

Section 10.21.             Submission to Jurisdiction.  Each Lease Obligor hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the borough of Manhattan, and appellate courts from any thereof;

(b)         consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth on Schedule IV or at such other address of which the other parties hereto shall have been notified pursuant to Section 10.3; and

(d)         agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

Section 10.22.             No Duty for Syndication Agent or Documentation Agent.  None of the Lenders or any other Person identified on the face page or signature pages of this Participation Agreement or in any other Operative Document as a “Syndication Agent” or a “Documentation Agent” shall have any right, power, obligation, liability, responsibility, duty hereunder or thereunder other than, in the case of such Lenders, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or any other Person so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into any Operative Document or in taking or not taking action hereunder.

Article XI

Collateral Agent

Section 11.1.                    Appointment.  Each Lender hereby irrevocably designates and appoints Collateral Agent as the agent of such Lender under this Agreement and the other Operative Documents, and each such Lender irrevocably authorizes Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Operative Documents and to exercise such powers and perform such duties, in all cases, as are expressly delegated to Collateral Agent by the terms of this Agreement and the other Operative Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Operative Documents, or any fiduciary relationship with any Lender or any other party to the Operative Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Document or otherwise exist against Collateral Agent.

Section 11.2.                    Delegation of Duties.  Collateral Agent may execute any of its duties under this Agreement and the other Operative Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.3.                    Exculpatory Provisions.  Neither Collateral Agent (in its capacity as such) nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Operative Document, except for its or such Person’s own willful misconduct or gross negligence (or negligence in the handling of funds) or (b) responsible in any manner to any of the Lenders or any other party to the Operative Documents for any recitals, statements, representations or warranties made by Trustee or any Lessee or any officer thereof contained in this Agreement or any other Operative Document or in any certificate, report, statement or other document referred to or provided for in, or received by Collateral Agent under or in connection with, this Agreement or any other Operative Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Document or for any failure of Lessor or any Lessee to perform its obligations hereunder or thereunder. Collateral Agent shall not be under any obligation to any Lender or any other party to the Operative Documents to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Document, or to inspect the properties, books or records of Lessor or any Lessee.

Section 11.4.                    Reliance by Collateral Agent.  Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile message, statement, order or other document or other written communication believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Lessor or Lessee), independent accountants and other experts selected by Collateral Agent.  Collateral Agent may deem and treat the registered holder of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Collateral Agent.  Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Document unless it shall first receive the advice or concurrence of the Required Lenders, or it shall first be indemnified to its satisfaction by the applicable Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Operative Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.  Wherever in the Operative Documents the consent or approval of Collateral Agent is required, such consent or approval may be given by Collateral Agent only upon its receipt of such consent or approval from the Required Lenders or as otherwise provided in Section 10.5.

Section 11.5.                    Notice of Default.  Except as otherwise provided in Section 6.3 of the Trust Agreement relating to the a failure to make any scheduled payment under the Lease when due, Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Collateral Agent has received notice from a Lender, a Lessee, a Guarantor or Lessor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that Collateral Agent receives any notice related to the Operative Documents, Collateral Agent shall promptly give notice thereof to the Lenders, Lessor and Agent Lessee. Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders or as otherwise provided in Section 10.5; provided, however, that unless and until Collateral Agent shall have received such directions, Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 11.6.                    Non-Reliance on Collateral Agent and Arranger.  Each Lender expressly acknowledges that, other than as expressly set forth herein, neither Collateral Agent nor the Arranger, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates, has made any representations or warranties to it and that no act by Collateral Agent or the Arranger hereinafter taken, including any review of the affairs of Lessor or any Lessee, shall be deemed to constitute any representation or warranty by Collateral Agent or the Arranger to any Lender.  Each Lender represents to Collateral Agent and the Arranger that it has, independently and without reliance upon Collateral Agent, the Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Lessor and Lessees and made its own decision to enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon Collateral Agent, the Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Lessor and Lessees.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by Collateral Agent hereunder, neither Collateral Agent nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Lessor or Lessees which may come into the possession of Collateral Agent, the Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 11.7.                    Collateral Agent in Its Individual Capacity.  Each Lender acknowledges that Wells Fargo Bank Nevada, National Association is acting as Collateral Agent hereunder.  Wells Fargo Bank Nevada, National Association and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Lessor, Lessees, Guarantors and their respective Affiliates as though it was not Collateral Agent hereunder and under the other Operative Documents and without notice to or consent of the Lenders.  Each Lender acknowledges that, pursuant to such activities, the Bank or its Affiliates may receive information regarding Lessees, Guarantors, Lessor or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of Lessees, Guarantors, Lessor or their respective Affiliates) and acknowledges that such Persons shall be under no obligation to provide such information to them.

Section 11.8.                    Successor Collateral Agent.  Subject to the appointment and acceptance of a successor Collateral Agent as provided below, Collateral Agent may resign at any time by giving notice thereof to each Lender and Agent Lessee or may be removed at any time by written notice from the Required Lenders, such resignation or removal to be effective only upon appointment of a successor as herein provided and such successor’s acceptance of such appointment.  Upon any such resignation or removal, the Required Lenders at the time of the resignation or removal shall have the right to appoint (with the prior written consent of Lessees so long as no Event of Default has occurred and is continuing) a successor Collateral Agent which shall be a commercial bank organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America and having a combined capital and surplus of at least $250,000,000.  If, within 30 calendar days after the retiring Collateral Agent’s giving of notice of resignation or receipt of a written notice of removal, a successor Collateral Agent is not so appointed and does not accept such appointment, then the retiring or removed Collateral Agent may appoint a successor Collateral Agent (with the prior written consent of Lessees so long as no Event of Default has occurred and is continuing) and transfer to such successor Collateral Agent all rights and obligations of the retiring Collateral Agent.  Such successor Collateral Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America and having a combined capital and surplus of at least $250,000,000.  Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the term “Collateral Agent” shall mean such successor agent effective upon such appointment and approval, and the retiring or removed Collateral Agent shall be discharged from duties and obligations as Collateral Agent thereafter arising hereunder and under any related document without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holders of the Notes.  If the retiring Collateral Agent does not appoint a successor, Lessees (so long as no Event of Default has occurred and is continuing) may do so, or any Lender shall be entitled to apply to a court of competent jurisdiction for such appointment, and in any such case the successor so appointed shall act until such time, if any, as a successor shall have been appointed as above provided.  After any retiring Collateral Agent’s resignation as Collateral Agent, all of the provisions of this

Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and the other Operative Documents.

[Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

Lessees:	Mandalay Resort Group, a Nevada corporation,

	By	/s/ Glenn W. Schaeffer
Name: Glenn W. Schaeffer
Title: President

Mandalay Corp., a Nevada corporation

Ramparts, Inc., a Nevada corporation

New Castle Corp., a Nevada corporation

Circus Circus Casinos, Inc., a Nevada corporation,

	By	/s/ Glenn W. Schaeffer
Name: Glenn W. Schaeffer
Title: President

Guarantors:	Mandalay Resort Group, a Nevada corporation,

	By	/s/ Glenn W. Schaeffer
Name: Glenn W. Schaeffer
Title: President

Mandalay Corp., a Nevada corporation

Ramparts, Inc., a Nevada corporation

New Castle Corp., a Nevada corporation

Circus Circus Casinos, Inc., a Nevada corporation,

	By	/s/ Glenn W. Schaeffer
Name: Glenn W. Schaeffer
Title: President

Lessor and Trustee:	Wells Fargo Bank Northwest, National Association, not in its individual capacity except as expressly stated herein, but solely as Lessor and Trustee

	By	/s/ Nancy M. Dahl
Name: Nancy M. Dahl
Title: Vice President

Collateral Agent:	Wells Fargo Bank Nevada, National Association, not in its individual capacity, except as expressly stated herein, but solely as collateral agent

	By	/s/ Nancy M. Dahl
Name: Nancy M. Dahl
Title: Trust Officer

Lenders:	Bank of America, National Association, as a Tranche B Lender

	By	/s/ Sonia T. Delen
Name: Sonia T. Delen
Title: Vice President

Lenders:	Bank of America Leasing & Capital, LLC, as a Tranche A Lender

	By	/s/ Sonia T. Delen
Name: Sonia T. Delen
Title: Vice President

PNC Leasing, LLC, as a Tranche A Lender

By	/s/ Michael H. Ollio
Name: Michael H. Ollio
Title: Vice President

The CIT Group/Equipment Financing, Inc., as a Tranche A Lender

By	/s/ Dana G. Hammond
Name: Dana G. Hammond
Title: Executive Vice President

The CIT Group/Equipment Financing, Inc., as a Tranche B Lender

By	/s/ Dana G. Hammond
Name: Dana G. Hammond
Title: Executive Vice President

Comerica west incorporated, as a Tranche A Lender

By	/s/ Eoin Collins
Name: Eoin Collins
Title: Vice President

The Bank of Nova Scotia, as a Tranche A Lender

By	/s/ Jed Richardson
Name: Jed Richardson
Title: Director

Wells Fargo Equipment Finance, as a Tranche ALender

By	/s/ Lisa K. Lenton
Name: Lisa K. Lenton
Title: Vice President

Société Générale Financial Corporation, as a Tranche A Lender

By	/s/ Sean Rheuben
Name: Sean Rheuben
Title: Vice President

Morgan Stanley Prime Income Trust, as a Tranche B Lender

By	/s/ Peter Gewirtz
Name: Peter Gewirtz
Title: Vice President

General Electric Capital Corporation, as a Tranche A Lender

By	/s/ Mark A. Roland
Name: Mark A. Roland
	Title:	Vice President Risk, Capital Funding, Inc.

Bank of Scotland, as a Tranche A Lender

By	/s/ Susan E. Hay
Name: Susan E. Hay
Title: Director, Business Services

Bank of Scotland, as a Tranche B Lender

By	/s/ Susan E. Hay
Name: Susan E. Hay
Title: Director, Business Services

Van Kampan Senior Loan Fund, as a Tranche B Lender

By:	Van Kampen Investment Advisory Corp.

By	/s/ Christina Jamieson
Name: Christina Jamieson
Title: Vice President

Van Kampan Senior Income Trust, as a Tranche B Lender

By:	Van Kampen Investment Advisory Corp.

By	/s/ Christina Jamieson
Name: Christina Jamieson
Title: Vice President